EXHIBIT 4.14
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
DESCRIPTION OF COMMON STOCK
The following is a description of the material terms of our common stock. It does not purport to be complete and is subject to and qualified in its entirety by our Restated Certificate of Incorporation, as amended (the “certificate of incorporation”), our Amended & Restated ByLaws, as amended (the “bylaws”), and the Connecticut Business Corporation Act (the “CBCA”). Copies of the certificate of incorporation and the bylaws have been filed with the Securities and Exchange Commission as Exhibits 3.1 (a) through (g) and 3.2, respectively, to our Annual Report on Form 10-K. The terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include its subsidiaries.
General
Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose.
Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.
The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities or preferred stock which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements
The rights of our shareholders and related matters are governed by the CBCA, the certificate of incorporation and the bylaws. Provisions of the CBCA, the certificate of incorporation and the bylaws, which are summarized below, may discourage or make more difficult a takeover attempt that shareholders might consider in their best interest. These provisions may also adversely affect prevailing market prices for our common stock.
Board of Directors
The certificate of incorporation provides that the board of directors shall consist of not less than nine nor more than eighteen directors, the exact number to be fixed by the board of directors from time to time. At each annual meeting of the shareholders, each nominee for director shall stand for election to a one-year term expiring at the next annual meeting of shareholders. Despite the expiration of a director’s term, such director shall continue to serve until either the director’s successor shall have been duly elected and qualified or there is a decrease in the number of directors. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the board of directors may be filled by the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. The certificate of incorporation also provides that directors may be removed from office, but only for cause by the affirmative vote of at least a majority of the votes entitled to be cast thereon.
Shareholder Action by Written Consent; Special Meetings
Under the CBCA our shareholders may take action by written unanimous consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, shareholders will only be able to take action at an annual or special meeting called in accordance with the bylaws.
The bylaws provide that special meetings of shareholders may only be called by:

•	the chairman of the board;

•	the chief executive officer;

•	the secretary; or

•	the chairman of the board, the chief executive officer or the secretary upon the written request of the holders of not less than thirty-five percent (35%) of our outstanding voting stock.
In addition, the CBCA provides that a corporation with a class of voting stock registered under the Exchange Act shall hold a special meeting of shareholders if the holders of thirty-five percent (35%) of the votes entitled to be cast on any issue proposed to be considered demand such a meeting.
Advance Notice Requirements for Director Nominations and Other Proposals
Director Nominations. The bylaws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received at our executive offices at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Our bylaws require that all directors be shareholders of record.
A shareholder’s notice to our corporate secretary must be in proper written form and must set forth certain information including:

•	the name, and record addresses of the nominating shareholder, and any other person on whose behalf the nomination is being made, and the nominee;

•	the class or series and number of shares of our capital stock which are beneficially or of record owned by the nominating shareholder or such other person;

•	a description of all arrangements or understandings between the nominating shareholder or such other person and any nominee(s) in connection with the nomination;

•
any other information relating to the nominee that would be required to be disclosed in a proxy statement or other solicitations of proxies for election of directors or as otherwise required to be disclosed pursuant to the Exchange Act had the nominee been nominated by the board of directors;

•	a consent of the nominee to be named in the proxy statement and to serve if elected; and

•	a representation that the nominating shareholder intends to appear in person or by proxy at the meeting to make such nomination.
Other Proposals. In addition to the procedures for nominating directors, the bylaws also contain notice procedures for other shareholder proposals to be brought before an annual meeting. To be timely, we must receive shareholder proposals at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.
A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter that shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the complete text of any resolutions to be presented;

•	the name and record address of that shareholder and any other person on whose behalf the proposal is made;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder or such other person;

•
a description of all arrangements or understandings between that shareholder and any such other person in connection with the proposal of that business and any material interest of that shareholder or such other person in that business; and

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that business before the meeting.
Antitakeover Legislation
We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of our voting power, or is an affiliate or associate of Stanley Black & Decker, Inc. and owned 10% or more of our voting power within the past five years.

Under our certificate of incorporation, the affirmative vote by the holders of 80% of our outstanding voting stock is required for the approval or authorization of any business combination involving an interested shareholder. This voting requirement does not apply if:

•	2/3 of our disinterested directors expressly approve the proposed business combination; or

•	The following conditions are satisfied:

•
The cash and fair market value of other consideration received on a per share basis by each shareholder is no less than the highest share price (or the equivalent value) paid by the interested shareholder in acquiring our capital stock; and

•	A proxy statement is mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the business combination.
This 80% vote is required even if no vote or a lesser percentage is required by any applicable laws. Additionally, the affirmative vote of the holders of not less than 80% of our outstanding shares of capital stock is required to modify this section of our certificate of incorporation.
Notwithstanding the 80% vote required by our certificate of incorporation, we are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

•	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

•	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;
unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.
We are also subject to Section 33-756(g) of the CBCA, generally requiring directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located. Section 33-756(g) of the CBCA also allows a director to consider, in the discretion of such director, any other factors the director reasonably considers appropriate in determining what the director reasonably believes to be in the best interest of the corporation.
Limitation of Liability of Directors
The certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to us or our shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving us during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director’s duty to the corporation, amount to an abdication of the director’s duty to the corporation, or create liability for an unlawful distribution. Our bylaws provide for the indemnification and reimbursement of, and advances of expenses to, any person that is made a party to an action by reason of the fact that he or she:

•	is or was our director, officer, employee or agent, or

•
served at our request as a director, officer, employee or agent of another corporation. Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Connecticut law.

Listing
Our common stock is listed on the New York Stock Exchange under the symbol “SWK.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF THE 2017 CORPORATE UNITS
The following is a description of the material terms of our 7,500,000 equity units (the “Equity Units”) issued as 7,500,000 corporate units (the “Corporate Units”) on May 17, 2017, including the related purchase contracts (“purchase contracts”) and the 0% Series C Cumulative Perpetual Convertible Preferred Stock (the “convertible preferred stock”). It does not purport to be complete and is subject to and qualified in its entirety by our Certificate of Amendment to the Restated Certificate of Incorporation, dated May 17, 2017 (the “certificate of amendment”), and the Purchase Contract and Pledge Agreement, dated May 17, 2017 (the “purchase contract and pledge agreement”), among us, The Bank of New York Mellon Trust Company, National Association, as purchase contract agent (the “purchase contract agent”), and HSBC Bank USA, National Association (the “collateral agent”), as collateral agent, custodial agent and securities intermediary. Copies of the certificate of amendment and the purchase contract and pledge agreement have been filed with the Securities and Exchange Commission as Exhibits 3.1(f) and [●], respectively, to our Annual Report on Form 10-K. In this description, “we,” “us,” “our” or “the Company” refer only to Stanley Black & Decker, Inc. and any successor obligor, and not to any of its subsidiaries.
Description of the Equity Units
General
The Equity Units may be Corporate Units, Treasury Units or Cash Settled Units. The Equity Units initially consist of 7,500,000 Corporate Units, each with a stated amount of $100. Each Corporate Unit offered by us consist of:

1.	a purchase contract under which:

•
the holder agreed to purchase from us on May 15, 2020, which we refer to as the “purchase contract settlement date,” and we agreed to sell to the holder, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “— Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “— Early Settlement” or “— Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares as described under “— Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares;” and

•
we agreed to pay to the holder quarterly contract adjustment payments at the rate of 5.375% of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election; and

2.	either:

•
a 1/10, or 10%, undivided beneficial ownership in one share of 0% Series C Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “convertible preferred stock”), issued by us; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio, a 1/10, or 10%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to the purchase contract settlement date.
The fair market value of the Corporate Units we issued were recorded in our financial statements based on an allocation between the purchase contracts and the convertible preferred stock in proportion to their respective fair market values at the time of issuance. Under the purchase contract and pledge agreement, holders were deemed to have agreed to allocate the entire purchase price to their convertible preferred stock.
As long as a unit is in the form of a Corporate Unit, any ownership interest in a share of convertible preferred stock or any applicable ownership interest in the Treasury portfolio forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure a holder’s obligation to purchase our common stock under the related purchase contract.
Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock
Each holder of 10 Corporate Units may create, at any time other than (i) if we elect an optional remarketing, during the period from 5:00 p.m., New York City time, on the second business day immediately preceding the first day of any optional remarketing period until the settlement date of such remarketing or the date we announce that no successful optional remarketing has occurred during the optional remarketing period, (ii) following any successful remarketing and (iii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period (we refer to each such period as a “blackout period”), 10 Treasury Units by substituting for the share of convertible preferred stock that is a component of 10 Corporate Units a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to May 15, 2020 (e.g., CUSIP No. 912803AT0), which we refer to as a “Treasury security.” This substitution would create 10 Treasury Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Treasury Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units.
Each Treasury Unit will consist of:

1.	a purchase contract under which:

•
the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “— Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•
we will pay to the holder quarterly contract adjustment payments at the rate of 5.375% of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election; and

2.	a 1/10 undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.
To create 10 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited the Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Treasury Units to the holder.
The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts. The share of convertible preferred stock thereafter will trade and be transferable separately from the Treasury Units.
Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses (including reasonable fees and expenses of counsel) payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—Miscellaneous.”
Recreating Corporate Units from Treasury Units
Each holder of 10 Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury security held by the collateral agent one share of convertible preferred stock for each such 10 Treasury Units. This substitution would recreate Corporate Units and the applicable Treasury security would be released to the holder. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make the substitution only in integral multiples of 10 Treasury Units.
To recreate 10 Corporate Units, a holder is required to:

•
deposit with the collateral agent one share of convertible preferred stock, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 10 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited one share of convertible preferred stock with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related Treasury security.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the share of convertible preferred stock, the collateral agent will release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 10 Corporate Units to the holder.
The share of convertible preferred stock will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.
Creating Cash Settled Units from Corporate Units
Each holder of 10 Corporate Units may create, only during the period after the date we give notice of the final remarketing period and prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period, Cash Settled Units by substituting for a share of convertible preferred stock that is a component of the Corporate Units $1,000 in cash. This substitution would create 10 Cash Settled Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Cash Settled Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. Holders of Cash Settled Units do not have the right to recreate Corporate Units or create Treasury Units.
Each Cash Settled Unit will consist of:

1.	a purchase contract under which:

•
the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “— Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•
we will pay to the holder the final quarterly contract adjustment payment due on the purchase contract settlement date (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon), payable in cash, shares of our common stock or a combination thereof, at our election; and

2.	$100 in cash.
To create 10 Cash Settled Units, a holder is required to:

•	deposit with the collateral agent $1,000 in cash; and

•
transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited $1,000 in cash with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of cash, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Cash Settled Units to the holder.
The cash will be substituted for the share of convertible preferred stock and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contract. Cash held as a component of the Cash Settled Unit will be held in a non-interest bearing account as set forth in the purchase contract and pledge agreement. The share of convertible preferred stock thereafter will trade separately from the Cash Settled Units.
Holders who create Cash Settled Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent (including reasonable fees and expenses of counsel) in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—Miscellaneous.”
Current Payments
Holders of Corporate Units and Treasury Units receive quarterly contract adjustment payments payable by us at the rate of 5.375% per year on the stated amount of $100 per Equity Unit until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change where the holder has elected to settle its purchase contracts early in connection with such fundamental change as described in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) and the most recent quarterly payment date on or before an early settlement as described in “Description of the Purchase Contracts—Early Settlement.” Holders of Cash Settled Units will receive the final quarterly contract adjustment payment payable by us on the final contract adjustment payment date. Holders of Corporate Units do not receive any dividends on the convertible preferred stock attributable to such Corporate Units (but will receive distributions on the applicable ownership interest in the Treasury portfolio, if any, if the convertible preferred stock has been replaced by the Treasury portfolio) and the liquidation preference of the convertible preferred stock does not accrete. Any contract adjustment payments may be paid in cash, shares of our common stock or a combination thereof, at our election, as described herein. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units or the cash that is a component of the Cash Settled Units. If the dividend rate on the convertible preferred stock has been increased in connection with a successful remarketing, the holders of the Treasury Units will receive quarterly dividend payments (when, as and if declared by our board of directors) on the shares of convertible preferred stock that were released to them when they created the Treasury Units as long as they continue to hold such shares.
We are required to make all contract adjustment payments quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (except where such date is not a business day, in which case contract adjustment payments will be payable as of the next subsequent business day, without adjustment), commencing on August 15, 2017.
We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” Even if the dividend rate is increased in connection with a successful remarketing, and dividends therefore begin to accumulate on the convertible preferred stock, we are not obligated to declare or pay any such dividends on the convertible preferred stock, as described under “Description of the Convertible Preferred Stock—Dividends Following a Successful Remarketing.”
Listing
We have listed the Corporate Units on the New York Stock Exchange under the symbol “SWP.” Unless and until substitution has been made as described above, none of the convertible preferred stock component of a Corporate Unit, the Treasury security component of a Treasury Unit nor the cash component of a Cash Settled Unit will trade separately from Corporate Units, Treasury Units or Cash Settled Units. The convertible preferred stock component trades as a unit with the purchase contract component of the Corporate Units, the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units and the cash component will trade as a unit with the purchase contract component of the Cash Settled Units. In addition, if Treasury Units, Cash Settled Units or shares of convertible preferred stock are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may, but have no obligation to, cause the Treasury Units, Cash Settled Units or convertible preferred stock to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.
Voting and Certain Other Rights
Holders of purchase contracts forming part of the Corporate Units, Treasury Units, or Cash Settled Units, in their capacities as such holders, have no voting or other rights in respect of our common stock. Holders of shares of convertible preferred stock, whether or not part of a Corporate Unit, have only the limited voting rights described in “Description of the Convertible Preferred Stock—Limited Voting Rights.”

Description of the Purchase Contracts
The following description is a summary of some of the terms of the purchase contracts. The purchase contracts were issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent, the custodial agent and the securities intermediary. The description of the purchase contracts and the purchase contract and pledge agreement in this Description of the 2017 Corporate Units is a summary of their material terms but does not purport to be complete, and reference is hereby made to the purchase contract and pledge agreement that were filed as an exhibit on Form 8-K.
In this Description of the Purchase Contracts, “we,” “us,” “our” or “the Company” refer only to Stanley Black & Decker, Inc. and any successor obligor, and not to any of its subsidiaries.
Purchase of Common Stock
Each purchase contract that is a part of a Corporate Unit, a Treasury Unit or a Cash Settled Unit obligates its holder to purchase, and us to sell, on the purchase contract settlement date (unless the purchase contract terminates prior to that date as described under “—Termination” or is settled early at the holder’s option as described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”), for $100 in cash, a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below). The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we call the “settlement rate”) will be rounded to the nearest ten-thousandth of a share and determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

1.
If the applicable market value of our common stock is less than or equal to $138.10, which we refer to as the “reference price,” the settlement rate will be 0.7241 shares of our common stock (which we refer to as the “maximum settlement rate”).

Accordingly, if the market price for our common stock decreases from the date of the prospectus supplement and during the market value averaging period (described below), the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount of $100, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock.

2.
If the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by that applicable market value.

Accordingly, if the market price for the common stock increases from the date of the prospectus supplement and during the market value averaging period, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount of $100, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
The reference price initially equaled the last reported sale price of our common stock on the New York Stock Exchange on May 11, 2017.
If a holder elects to settle their purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be equal to 85% of the settlement rate determined in the manner set forth above but over a 20 consecutive trading day period beginning on the trading day immediately following the day the holder exercises their early settlement right, which we refer to as the “early settlement averaging period.” If the holder elects to settle their purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.”
The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “market value averaging period” means the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding the purchase contract settlement date.
The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “SWK <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).
A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.
A “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
If a market disruption event occurs on any scheduled trading day during the market value averaging period or any early settlement averaging period, we will notify investors on the calendar day on which such event occurs.
If 20 trading days for our common stock have not occurred during the period from, and including, the first day of the market value averaging period to, and including, the third scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days in the market value averaging period will be deemed to occur on that third scheduled trading day immediately prior to the purchase contract settlement date, and the daily VWAP of our common stock for each of those remaining trading days will be the daily VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant date for delivery of shares of our common stock, in the case of early settlement). If, however, a holder surrenders for settlement more than one purchase contract on the same date, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered on such date or, if the Equity Units are held in global book-entry form, based on such other aggregate number of purchase contracts being surrendered by the holder on the same date as DTC may otherwise request.
The “closing price” per share of our common stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
Unless:

•
a holder has settled the related purchase contracts early by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”; or

•	an event described under “—Termination” has occurred,
then, on the purchase contract settlement date,

•
in the case of Corporate Units where there has been a successful remarketing, the portion of the proceeds from the final remarketing or the maturity of the Treasury portfolio from an earlier optional remarketing, as applicable, equal to $1,000 multiplied by the number of shares of the convertible preferred stock underlying the Corporate Units that were remarketed will automatically be applied to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders whose shares of convertible preferred stock were remarketed;

•
in the case of Corporate Units where there has not been a successful remarketing, each holder will be deemed to have automatically delivered to us on the purchase contract settlement date the ownership interests in the shares of convertible preferred stock that are a part of such Corporate Units (unless such holder shall have elected to settle the related purchase contracts in cash as described under “—Final Remarketing”) to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts;

•
in the case of Treasury Units, the cash proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of the Treasury Units; and

•
in the case of Cash Settled Units, the cash component of such units will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

Our common stock will then be issued and delivered to the holder or the holder’s designee, promptly following presentation and surrender of the certificate evidencing the Corporate Units, the Treasury Units or the Cash Settled Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.
Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of a purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.
By purchasing a Corporate Unit, a Treasury Unit or a Cash Settled Unit, a holder was deemed to have, among other things:

•
irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•
agreed to be bound by the terms and provisions of the Corporate Units, Treasury Units and Cash Settled Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, was deemed to have agreed to treat itself as the owner of the related convertible preferred stock, applicable interest in the Treasury portfolio, Treasury securities or cash, as the case may be.
Remarketing
We will enter into a remarketing agreement with a nationally recognized investment banking firm, as remarketing agent. Pursuant to the remarketing agreement, remarketing of the convertible preferred stock underlying the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing will be attempted as described below. We refer to each of an “optional remarketing” and the “final remarketing” (each as defined below) as a

“remarketing.” No remarketing will occur if a termination event has occurred or, in the case of an optional remarketing, certain other events have occurred as described below.
As described under “Description of the Convertible Preferred Stock—Remarketing,” in connection with a successful remarketing, (i) the dividend rate on the convertible preferred stock may be increased as described below, (ii) the conversion rate of the convertible preferred stock may be increased as described below, (iii) the earliest redemption date may be changed to a later date as described below and (iv) if the dividend rate is increased, dividends will be payable quarterly in arrears, when, as and if declared by our board of directors, commencing on the February 15, May 15, August 15 or November 15 immediately following the remarketing settlement date, as selected by us, provided that the first such dividend payment date will not be earlier than August 15, 2020.
During any blackout period a holder does not have the right to:

•	settle a purchase contract early;

•	create Treasury Units;

•	create Cash Settled Units; or

•	recreate Corporate Units from Treasury Units.
We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the convertible preferred stock to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).
Optional Remarketing
Unless a termination event has occurred, we may elect, at our option, to remarket the convertible preferred stock during a period (which we call the “optional remarketing window”) beginning on and including February 12, 2020 and ending on and including April 28, 2020. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we call an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us and will include shares of convertible preferred stock underlying Corporate Units and other shares of convertible preferred stock of holders that have elected to include those shares in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give to the depositary 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during the optional remarketing window as an “optional remarketing” and the date we price the convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”
If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain a price (i) for shares of convertible preferred stock that are components of Corporate Units, that results in proceeds of at least 100% of the Treasury portfolio purchase price described below and (ii) for shares of convertible preferred stock that are not part of Corporate Units, equal to the separate convertible preferred stock purchase price (as defined in “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units”). To obtain that price, we may change the earliest redemption date to a later date as described under “Description of the Convertible Preferred Stock—Optional Redemption” or increase the dividend rate and/or increase the conversion rate on the convertible preferred stock, as described under “Description of the Convertible Preferred Stock—Increased Dividend Rate and Increased Conversion Rate.” We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing (and, therefore, in no event will the dividend rate be less than zero).
We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate shares of convertible preferred stock of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin the optional remarketing.

Following a successful optional remarketing of the convertible preferred stock, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price (as defined below), and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose shares of convertible preferred stock were remarketed.
If we elect to conduct an optional remarketing and such remarketing is successful:

•
settlement of the remarketed convertible preferred stock will occur on the third business day following the optional remarketing date, or such other date we and the remarketing agent agree to (we refer to such settlement date as the “optional remarketing settlement date”);

•
if applicable, the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not remarketed) will be increased on the optional remarketing settlement date;

•	if applicable, the earliest redemption date will be changed to a later date, effective on the optional remarketing settlement date;

•
any terms of the remarketed convertible preferred stock modified by us in accordance with the certificate of amendment creating the convertible preferred stock (the “certificate of amendment”) will become effective on the optional remarketing settlement date, if applicable;

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors;

•	a holder’s Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	a holder may no longer create Treasury Units or Cash Settled Units or recreate Corporate Units from Treasury Units.
If we do not elect to conduct an optional remarketing in the optional remarketing window, or no optional remarketing succeeds for any reason, the shares of convertible preferred stock will continue to be components of the Corporate Units or will continue to be held separately and the remarketing agent will use its reasonable best efforts to remarket the convertible preferred stock during the final remarketing period as described below.
For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.
Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, the Treasury portfolio. If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the description of the Treasury portfolio under “Description of the Equity Units.” If the provisions set forth in this paragraph apply, references in this Description of the 2017 Corporate Units to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash. Neither we, the purchase contract agent, the collateral agent or anyone else will invest that cash.
The applicable ownership interests in the Treasury portfolio will be substituted for the shares of convertible preferred stock that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to $1,000 multiplied by the number of shares of convertible preferred stock that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts. For the avoidance of doubt, any failure to apply proceeds as described above solely as a result of a failure by the U.S. government to pay the principal amount of or any interest on any Treasury security in the Treasury portfolio shall not constitute an event of default under a purchase contract. If, as a result of any such failure, there are insufficient proceeds from the Treasury portfolio to satisfy the Corporate Unit holders’ obligations to purchase common stock under the purchase contracts, we will delay settlement of the purchase contracts until such time as such proceeds are available.
If we elect to remarket the convertible preferred stock during an optional remarketing period and a successful remarketing has not occurred on or prior to the last day of the optional remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.
Final Remarketing
Unless (i) a termination event has occurred or (ii) the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units as a result of a successful optional remarketing, the remarketing agent will remarket the shares of convertible preferred stock that are components of the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units,” during each day of the five business day period ending on May 12, 2020 (the third business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the convertible preferred stock offered in the final marketing as the “final remarketing date.”
The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. To obtain that price, we may change the earliest redemption date to a later date or increase the dividend rate and/or increase the conversion rate of the convertible preferred stock, as described under “Description of the Convertible Preferred Stock—Increased Dividend Rate and Increased Conversion Rate.” We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the remarketing no later than April 21, 2020. In our notice of a final remarketing, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate shares of convertible preferred stock to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units or Cash Settled Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of an ownership interest in a share of convertible preferred stock that is a part of a Corporate Unit in the case of a failed final remarketing if such holder wishes not to have its ownership interests in shares of convertible preferred stock automatically delivered to us as described in this Description of the 2017 Corporate Units in satisfaction of its obligation under the related purchase contracts.
We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last business day of the final remarketing period.
If the final remarketing is successful:

•	settlement of the remarketed convertible preferred stock will occur on the purchase contract settlement date;

•
if applicable, the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not remarketed) will be increased, effective on the purchase contract settlement date;

•	if applicable, the earliest redemption date will be changed to a later date, effective on the purchase contract settlement date;

•	any other modified terms of the convertible preferred stock will take effect on the purchase contract settlement date in accordance with the terms of the certificate of amendment;

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors;

•
a portion of the proceeds from the remarketing equal to $1,000 multiplied by the number of shares of convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date;

•
a portion of the proceeds from the remarketing equal to $1,000 multiplied by the number of separate shares of convertible preferred stock whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date; and

•
any remaining proceeds will be promptly remitted after the purchase contract settlement date by the remarketing agent for the benefit of the holders whose shares of convertible preferred stock were remarketed.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the related convertible preferred stock on or prior to the last day of the final remarketing period, at a price equal to or greater than $1,000 multiplied by the aggregate number of shares of convertible preferred stock to be remarketed or (2) the final remarketing has not occurred on or prior to the last day of the final remarketing period because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, the ownership interests in the shares of convertible preferred stock held as a part of Corporate Units will be automatically delivered to us, on the purchase contract settlement date, in full satisfaction of the Corporate Unit holder’s obligation to purchase our common stock under the related purchase contract, unless the holder has elected otherwise, as set forth under “Description of the Convertible Preferred Stock—Automatic Settlement Upon Failed Final Remarketing.”
If a successful remarketing has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.
Early Settlement
Subject to the conditions described below, a holder of Corporate Units or Treasury Units may elect to settle the related purchase contracts at any time prior to the close of business on the scheduled trading day immediately preceding the first day of the market value averaging period, other than during a blackout period. In the case of Corporate Units and Treasury Units, such early settlement may only be made in integral multiples of 10 purchase contracts.
In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$100 times the number of purchase contracts being settled; plus

•
if the “early settlement date” (as defined below) for any purchase contract occurs during the period from the close of business on any contract adjustment payment record date to the opening of business on the related payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled, unless we have elected to defer the contract adjustment payments payable on such date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.
The early settlement right is also subject to the condition that, if we determine that it is required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).
Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will issue, for each purchase contract being settled, 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “—Purchase of Common Stock” above as if the “applicable market value” were the average of the daily VWAPs of our common stock during the early settlement averaging period.
We will cause the related shares of convertible preferred stock or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contract to be released from the pledge under the purchase contract and pledge agreement, and delivered within three business days following the early settlement date, to the purchase contract agent on behalf of the holder, free and clear of our security interest. In addition, we will issue the number of shares of our common stock to be issued upon settlement of the purchase contract within three business days following the last day of the early settlement averaging period, to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will terminate (except for contract adjustment payments payable to the holders of record on the applicable record date), and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.
If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $100 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the “early settlement date.” If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the “early settlement date.”
Early Settlement Upon a Fundamental Change
If a fundamental change (as defined below) occurs prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this Description of the 2017 Corporate Units, will have the right to settle the purchase contract early on the fundamental change early settlement date (as defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below under “—Calculation of Make-Whole Shares”), plus an additional number of shares determined as set forth below (such additional number referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”
A “fundamental change” will be deemed to have occurred at the time after the Equity Units are originally issued if any of the following occurs:

(i) any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events occurs pursuant to which 50% or more of our outstanding common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction, listed on a United States national or regional securities exchange for a period of 30 or more consecutive trading days; or
(ii) our common stock ceases to be listed or quoted on a United States national or regional securities exchange for 30 or more consecutive trading days.
The fundamental change early settlement right is subject to the condition that at such time, if so required under U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering shares of our common stock and other securities, if any, to be delivered pursuant to the purchase contracts being settled. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering our common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). The fundamental change early settlement date will be postponed by the number of days during the period on which no such registration statement is effective, except that the fundamental change early settlement date will not be postponed beyond the purchase contract settlement date. If, but for the exception contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the stock price (as defined below under “—Calculation of Make-Whole Shares”) in such fundamental change.
To the extent practicable, we will provide each holder of Equity Units with a notice of the anticipated effective date of a fundamental change at least 20 business days prior to such anticipated effective date, but in any event not later than the earlier of the effective date and two business days following our becoming aware of the occurrence of such fundamental change. In addition, we will provide each holder of Equity Units with a notice of a fundamental change within five business days after the effective date of the fundamental change. The notice will specify:

1.
a date on which the fundamental change early settlement will occur (the “fundamental change early settlement date,”) which shall be at least 10 business days after the effective date of such fundamental change but, subject to the foregoing, no later than the earlier of (x) 20 business days after the effective date of such fundamental change and (y) one business day prior to (i) the first day of the commencement of an optional remarketing period, or (ii) if we have not specified an optional remarketing period or the optional remarketing is not successful, the first day of the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date;

2.	the date by which holders must exercise the fundamental change early settlement right;

3.	the applicable settlement rate and number of make-whole shares;

4.	the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement; and

5.
the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. Notwithstanding the foregoing, if the final remarketing period begins less than 10 business days following the occurrence of a fundamental change, the notice will specify the purchase contract settlement date as the fundamental change early settlement date.
To exercise the fundamental change early settlement right, a holder must, no later than the second business day prior to the fundamental change early settlement date:

•	deliver to the purchase contract agent a completed “Election to Settle Early Following a Fundamental Change” form;

•	deliver to the purchase contract agent the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form; and

•	deliver to the purchase contract agent cash in immediately available funds equal to $100 times the number of purchase contracts being settled.
So long as Equity Units are held as a beneficial interest in a global security certificate deposited with the depositary, procedures for fundamental change early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.
If a holder exercises the fundamental change early settlement right, we will deliver to the holder on the fundamental change early settlement date for each purchase contract with respect to which they have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares, together with accrued and unpaid contract adjustment payments to the fundamental change early settlement date; provided that if a fundamental change early settlement date falls after a record date and on or prior to the corresponding contract adjustment payment date, we will pay the full amount of accrued and unpaid contract adjustment payments, if any, due on such contract adjustment payment date to the holder of record at the close of business on the corresponding record date.
The holder will also receive on the fundamental change early settlement date the shares of convertible preferred stock or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which such holder is effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent, on behalf of the holder, free and clear of our security interest. In the case of Corporate Units, if such holder has elected to settle the purchase contracts with cash, such holder will also receive on the fundamental change early settlement date the aggregate number of shares of convertible preferred stock underlying the Corporate Units. If a holder does not elect to exercise the fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.
Holders of Corporate Units and Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 10 purchase contracts.
Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•
in the case of a fundamental change described in clause (i) of the definition of fundamental change above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•	in all other cases, the average of the closing prices of our common stock for the 10 consecutive trading days immediately prior to but not including the effective date.
For purposes of this “Description of the Purchase Contracts” section, the stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the maximum settlement rate in a manner inversely proportional to the adjustments to the maximum settlement rate. Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the maximum settlement rate as set forth under “—Anti-dilution Adjustments.”

Effective Date	$30.00	$60.00	$80.00	$100.00	$120.00	$138.10	$142.50	$150.00	$162.27	$180.00	$200.00	$220.00	$240.00	$260.00	$280.00	$300.00	$350.00
May 17, 2017	0.4829	0.2211	0.1459	0.0866	0.0363	0.0000	0.0150	0.0388	0.0739	0.0578	0.0457	0.0377	0.0319	0.0274	0.0236	0.0204	0.0136
May 15, 2018	0.3246	0.1498	0.1015	0.0601	0.0177	0.0000	0.0000	0.0218	0.0572	0.0423	0.0322	0.0262	0.0222	0.0191	0.0165	0.0142	0.0094
May 15, 2019	0.1643	0.0761	0.0535	0.0343	0.0051	0.0000	0.0000	0.0068	0.0402	0.0250	0.0172	0.0138	0.0117	0.0100	0.0086	0.0074	0.0049
May 15, 2020	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The actual stock price and effective date may not be set forth on the table, in which case:

•
if the actual stock price is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of make-whole shares will be determined by a straight-line interpolation between the make-whole share amounts set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•	if the stock price exceeds $350.00 per share, subject to adjustment in the same manner as the stock prices in the table above, then the make-whole share amount will be zero; and

•
if the stock price is less than $30.00 per share, subject to adjustment in the same manner as the stock prices in the table above (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight-line interpolation, as described above, if the actual effective date is between two effective dates on the table.

Contract Adjustment Payments
Contract adjustment payments in respect of Corporate Units, Treasury Units and Cash Settled Units are payable in cash, shares of our common stock or a combination thereof, at a rate per year of 5.375% of the stated amount of $100 per purchase contract. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month. Contract adjustment payments accrue from the date of original issuance of the Corporate Units to (but excluding) the earliest occurrence of a termination event, the purchase contract settlement date, the fundamental change early settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts, and are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2017 (we refer to each of these dates as a “contract adjustment payment date”).
Contract adjustment payments are payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which are the first day of the month on which the relevant contract adjustment payment date falls (whether or not a business day) or if the Equity Units are held in global book-entry form, the record date will be the business day immediately preceding the applicable contract adjustment payment date. Contract adjustment payments are payable to such record holders notwithstanding the occurrence of any early settlement date or fundamental change early settlement date following a record date and on or prior to the open of business on the related payment date, except that holders will be required to pay us, in connection with any early settlement (other than in connection with a fundamental change), an equivalent payment as described under “—Early Settlement” above. These distributions are paid through the purchase contract agent, who distributes amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units, Treasury Units and Cash Settled Units.
If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day and no interest or payment will be paid in respect of the delay, if any.

Our obligations with respect to contract adjustment payments are subordinated and junior in right of payment to our existing and future indebtedness. Upon certain events of our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.
We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until the purchase contract settlement date; provided, however, that in (x) an early settlement upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the fundamental change early settlement date and (y) an early settlement other than upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the quarterly contract adjustment payment date immediately preceding the early settlement date.
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 5.375% per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to, but excluding, the date such deferred contract adjustment payments are made. We refer to these additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.
If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay any dividends or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to any shares of our capital stock (including the convertible preferred stock).
The restrictions listed above do not apply to:

•
purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•
any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•
any dividend or distribution in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

•
payments on any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; and

•
any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Method of Payment of Contract Adjustment Payments
Subject to the limitations described below, we may pay any contract adjustment payment (or any portion of any contract adjustment payment) on the Equity Units (whether or not for a current quarterly period or any prior quarterly period), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.
We will make each contract adjustment payment in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. To the extent we do not elect to defer such payment, we will give the holders of the Equity Units notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than eight scheduled trading days prior to the payment date for such contract adjustment payment.
If we elect to make any such contract adjustment payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on the third trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.
No fractional shares of common stock will be delivered to the holders of the Equity Units in respect of contract adjustment payments. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of Equity Units held by such holder (or, if the Equity Units are held in global book-entry form, based on the applicable procedures of the depositary for determining such number of Equity Units).
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as a contract adjustment payment, including contract adjustment payments paid in connection with a fundamental change early settlement, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable by non-affiliates of ours without registration. To the extent applicable, we will also use our reasonable best efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).
Anti-dilution Adjustments
The maximum settlement rate is subject to the following adjustments:
(1) If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the maximum settlement rate will be adjusted based on the following formula:
SR1 = SR0 x (OS1 / OS0)

where,

SR0 =
the maximum settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

SR1 =	the maximum settlement rate in effect immediately after the close of business on such record date or such effective date, as the case may be;
OS0 =
the number of shares of our common stock outstanding immediately prior to the close of business on such record date or such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1 =	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.
Any adjustment made pursuant to this paragraph (1) shall become effective as of the close of business on (x) the record date for such dividend or other distribution or (y) the effective date for such share split or share combination becomes effective, as applicable. If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.
(2) If we distribute to all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the date of the time of announcement of such issuance, the maximum settlement rate will be increased based on the following formula:
SR1 = SR0 x (OS0 + X) / (OS0 + Y)
where,

SR0 =	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;
SR1 =	the maximum settlement rate in effect immediately after the close of business on such record date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =
the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding date of announcement for the issuance of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new maximum settlement rate shall be readjusted, as of the date of such expiration, to the maximum settlement rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.
For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.
(3) (a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock (excluding (i) any dividend, distribution, rights, warrants or options as to which an adjustment was effected pursuant to clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash, and (iii) any spin-off to which the provisions in clause 3(b) below apply), the maximum settlement rate will be increased based on the following formula:
SR1 = SR0 x SP0 / (SP0 – FMV)
where,

SR0 =	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;
SR1 =	the maximum settlement rate in effect immediately after the close of business on such record date;
SP0 =	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =
the fair market value (as determined in good faith by our board of directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of our common stock.

Notwithstanding the foregoing, if “FMV” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness or other assets or property that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.
(b) However, if we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off”, then the maximum settlement rate will instead be increased based on the following formula:
SR1 = SR0 x (FMV0 + MP0) / MP0
where,

SR0 =	the maximum settlement rate in effect immediately prior to the end of the valuation period (as defined below);
SR1 =	the maximum settlement rate in effect immediately after the end of the valuation period;
FMV0 =
the average of the closing price of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the third trading day immediately following the ex-dividend date for such dividend or distribution with respect to our common stock on the New York Stock Exchange or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for our common stock (the “valuation period”); and

MP0 =	the average of the closing price of our common stock over the valuation period.
The adjustment to the maximum settlement rate under this paragraph 3(b) will occur on the last day of the valuation period; provided that if a holder elects to early settle the purchase contracts, or the purchase contract settlement date occurs, in either case, during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the date on which such holder elected its early settlement right, or the business day immediately preceding the purchase contract settlement date, as the case may be, in determining the maximum settlement rate.

If any dividend or distribution described in this paragraph (3) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.
(4) If any regular, quarterly cash dividend or distribution is made to all or substantially all holders of our common stock during any quarterly fiscal period exceeds $0.58 per share (the “reference dividend”), the maximum settlement rate will be increased based on the following formula:
SR1 = SR0 x [(SP0 – T) / (SP0 – C)]
where,

SR0 =	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;
SR1 =	the maximum settlement rate in effect immediately after the close of business on such record date;
SP0 =	the closing price of our common stock on the record date for such distribution;
C =	the amount in cash per share we distribute to holders of our common stock; and
T =	the reference dividend; provided that if the dividend or distribution is not a regular quarterly cash dividend, the reference dividend will be deemed to be zero.
Notwithstanding the foregoing, if “C” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.
The reference dividend will be subject to an inversely proportional adjustment whenever the maximum settlement rate is adjusted, other than pursuant to this paragraph (4). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.
If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.
(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the maximum settlement rate will be increased based on the following formula:
SR1 = SR0 x [(FMV + (SP1 x OS1)] / (SP1 x OS0)
where,

SR0 =	the maximum settlement rate in effect immediately prior to the close of business on the trading day on which such tender or exchange offer expires;
SR1 =	the maximum settlement rate in effect immediately after the close of business on the trading day immediately following the date such tender or exchange offer expires;
FMV =
the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), at the close of business on the trading day immediately following the date such tender or exchange offer expires, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS1 =
the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS0 =
the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 =	the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.
The adjustment to the maximum settlement rate under the preceding paragraph (5) will occur at the close of business on the trading day on which such tender or exchange offer expires.
The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, a holder will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case the maximum settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.
For United States income tax purposes, a holder may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the maximum settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), their proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the maximum settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, the holder will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the maximum settlement rate might give rise to a taxable dividend to the holder even though they will not receive any cash in connection with such adjustment. In addition, Non-U.S. Holders may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax.
In addition, we may increase the maximum settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.
Adjustments to the maximum settlement rate will be calculated to the nearest ten thousandth of a share. No adjustment to the maximum settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the maximum settlement rate. If any adjustment is not required to be made because it would not change the maximum settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made not later than the purchase contract settlement date, any early settlement date and the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.
No adjustment to the maximum settlement rate will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.
Except as described above, the maximum settlement rate will not be adjusted:

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.
We will, as promptly as practicable after the maximum settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.
If an adjustment is made to the maximum settlement rate, an adjustment also will be made to the reference price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date, any early settlement date or any fundamental change early settlement date.
If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the market value averaging period or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the fundamental change early settlement date and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the maximum settlement rate and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.
Reorganization Events
The following events are defined as “reorganization events”:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to another person of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory exchange of our common stock;
in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (“exchange property”).
Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of exchange property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (y) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.
In the event of such a reorganization event, the person formed by such consolidation or surviving such merger or, if other than us, the person which acquires our assets and those of our subsidiaries substantially as an entirety will execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) will have the rights described in the preceding paragraph and expressly assuming all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock and the remarketing agreement. Such supplemental agreement will provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the maximum settlement rate, which, for events subsequent to the effective date of such reorganization event, will be as nearly equivalent as may be practicable, as determined by us in our sole commercially reasonable discretion, to the adjustments provided for under “—Anti-dilution Adjustments” above (it being understood that any such adjustment may be zero and that no such adjustments shall be required with respect to any portion of the exchange property that consists of cash). The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.
In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.
Termination
The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units, Treasury Units and Cash Settled Units thereunder, including the holders’ obligation and right to purchase and receive shares of our common stock and the right to receive accrued and unpaid contract adjustment payments (including deferred contract adjustment payments), will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us.

Upon any such termination and receipt of written notice from the purchase contract agent of the same, the collateral agent will release the convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash, as the case may be, from the pledge arrangement and transfer such convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash to the purchase contract agent for distribution to the holders of Corporate Units, Treasury Units and Cash Settled Units. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under Section 362 of the U.S. Bankruptcy Code or other relief sought by the collateral agent, the purchase contract agent or other party asserting an interest in the pledged securities or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party.
Moreover, claims arising out of the convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.
Pledged Securities and Pledge
The shares of convertible preferred stock that are a component of the Corporate Units or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the Treasury securities that are a component of the Treasury Units or cash that is a component of the Cash Settled Units, collectively, the “pledged securities,” were pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure the holders’ obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units, Treasury Units and Cash Settled Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units, Treasury Units or Cash Settled Units will be permitted to withdraw the pledged securities related to such Corporate Units, Treasury Units or Cash Settled Units from the pledge arrangement except:

•
in the case of Corporate Units, to substitute a Treasury security or cash, as the case may be, for the related convertible preferred stock as provided for under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock” and “Description of the Equity Units—Creating Cash Settled Units”;

•
in the case of Treasury Units, to substitute convertible preferred stock for the related Treasury security, as provided for under “Description of the Equity Units—Recreating Corporate Units from Treasury Units”; and

•	upon any early settlement, cash settlement or termination of the related purchase contracts.
Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, is entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related convertible preferred stock. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, will retain ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. Each holder of Cash Settled Units will retain ownership of the related cash pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.
Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from us, to the holders in whose names the Corporate Units, Treasury Units or Cash Settled Units are registered at the close of business on the record date preceding the date of such distribution.

Certain Provisions of the Purchase Contract and Pledge Agreement
General
Except as described under “—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” below, payments on the Corporate Units, Treasury Units and Cash Settled Units are payable, the purchase contracts will be settled and transfers of the Corporate Units, Treasury Units and Cash Settled Units are registrable at the offices or agency of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units, Treasury Units or Cash Settled Units do not remain in book-entry only form, we have the option to make payments on the Corporate Units, Treasury Units and Cash Settled Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.
Shares of our common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, see “Description of the Purchase Contracts—Termination”) at the offices or agency of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit, Treasury Unit or Cash Settled Unit certificate, if in certificated form.
If Corporate Units, Treasury Units or Cash Settled Units are in certificated form and a holder fails to present and surrender the certificate evidencing the Corporate Units, Treasury Units or Cash Settled Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of our common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of our common stock, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity or security that may be required by the purchase contract agent and us.
If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units, Treasury Units or Cash Settled Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity or security described above.
No service charge will be made for any registration of transfer or exchange of the Corporate Units, Treasury Units or Cash Settled Units, except for any tax or other governmental charge that may be imposed in connection therewith.
The purchase contract agent has no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.
Modification
The purchase contract and pledge agreement contains provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to conform the provisions of the purchase contract and pledge agreement to the description contained in this Description of the 2017 Corporate Units;

•	to cure any ambiguity, defect or inconsistency; or

•
to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units in any material respect.

The purchase contract and pledge agreement contains provisions preventing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	change the place or currency or method of payment or reduce any contract adjustment payments;

•
impair the right to institute suit for the enforcement of a purchase contract or any contract adjustment payment or deferred contract adjustment payment (including compounded contract adjustment payments thereon);

•
except as described under “Description of the Purchase Contracts—Early Settlement” or “—Anti-dilution Adjustments,” reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock issuable on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement;

•
adversely affect the holder’s rights under a purchase contract in any material respect, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description contained in this Description of the 2017 Corporate Units will not be deemed to adversely affect the interests of the holders;

•
change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments); or

•
reduce the above-stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

provided that if any amendment or proposal would adversely affect only the Corporate Units, only the Treasury Units or only the Cash Settled Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the immediately preceding eight bullets above, all of the holders of such voting group.
We are entitled to set any day as a record date for the purpose of determining the holders of outstanding Equity Units entitled to give or take any demand, direction, consent or other action under the Equity Units, in the manner and subject to the limitations provided in the purchase contract and pledge agreement. In certain circumstances, the purchase contract agent also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular Equity Units, such action may be taken only by persons who are holders of such Equity Units at the close of business on the record date.
No Consent to Assumption; Agreement by Purchasers
Each holder of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit, Treasury Unit or Cash Settled Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.
Merger, Sale or Lease
We covenant in the purchase contract and pledge agreement that we will not merge or consolidate with any entity or sell, convey, transfer, assign or otherwise dispose of all or substantially all of our assets unless:

•
either we are the continuing corporation or the successor entity is an entity duly organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes and this other entity expressly assumes all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock and the remarketing agreement by one or more supplemental agreements;

•
we are not, or such successor entity is not, immediately after such merger, consolidation, sale, conveyance, transfer, assignment or other disposition, in default of payment obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock or the remarketing agreement or in material default in the performance of any other obligations thereunder; and

•	an officer’s certificate and opinion of counsel is delivered to the purchase contract agent.
In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer, assignment or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we shall be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units, Treasury Units and Cash Settled Units.
Title
We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units, Treasury Units or Cash Settled Units as the absolute owner of the Corporate Units, Treasury Units or Cash Settled Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.
Replacement of Equity Unit Certificates
In the event that physical certificates have been issued, any mutilated Corporate Unit, Treasury Unit or Cash Settled Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit, Treasury Unit or Cash Settled Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit, Treasury Unit or Cash Settled Unit certificate, an indemnity or security satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.
Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit, Treasury Unit or Cash Settled Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit, Treasury Unit or Cash Settled Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity or security described above, will deliver the shares of our common stock issuable pursuant to the purchase contracts included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate.
Governing Law
The purchase contracts and the purchase contract and pledge agreement are governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Purchase Contract Agent
The Bank of New York Mellon Trust Company, N.A. is the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units, Treasury Units and Cash Settled Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units, the Cash Settled Units or the purchase contract and pledge agreement.
The purchase contract and pledge agreement contains provisions limiting the liability of and providing indemnification to the purchase contract agent. The purchase contract and pledge agreement also contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent
HSBC Bank USA, National Association is the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units, the Treasury Units and the Cash Settled Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.
HSBC Bank USA, National Association and its affiliates maintain banking relationships with us and HSBC Bank USA, National Association is the trustee for our outstanding 2.45% Subordinated Notes, 5.75% Junior Subordinated Debentures and 5.75% Fixed-to-Floating Rate Debentures.
The purchase contract and pledge agreement contains provisions limiting the liability of and providing indemnification to the collateral agent. The purchase contract and pledge agreement also contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
Miscellaneous
The purchase contract and pledge agreement provide that we will pay all fees and expenses (including fees and expenses of counsel) related to the retention of the collateral agent and the purchase contract agent. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or Cash Settled Units or recreating Corporate Units, however, will be responsible for any fees or expenses (including fees and expenses of counsel) payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.
Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units
The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, acts as securities depositary for the Corporate Units, Treasury Units and Cash Settled Units. The Corporate Units were and the Treasury Units and Cash Settled Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units, Treasury Units and Cash Settled Units, was issued and deposited with the depositary or its custodian, bearing a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Corporate Units, Treasury Units and Cash Settled Units so long as the Corporate Units, Treasury Units and Cash Settled Units are represented by global security certificates.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 1A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.
We will issue the Corporate Units, the Treasury Units and Cash Settled Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 calendar days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units, Treasury Units or Cash Settled Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units, Treasury Units or Cash Settled Units. If we determine at any time that the Corporate Units, Treasury Units or Cash Settled Units shall no longer be represented by global security certificates, we will inform the depositary of such determination and the depositary will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit, Treasury Unit or Cash Settled Unit, or portion thereof that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit, Treasury Unit or Cash Settled Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units, Treasury Units and Cash Settled Units represented by these certificates for all purposes under the Corporate Units, Treasury Units, Cash Settled Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units, the Treasury Units or the Cash Settled Units represented by these global security certificates registered in their names, and

•
will not be considered to be owners or holders of the global security certificates or any Corporate Units, Treasury Units or Cash Settled Units represented by these certificates for any purpose under the Corporate Units, Treasury Units, Cash Settled Units or the purchase contract and pledge agreement.

All payments on the Corporate Units, Treasury Units and Cash Settled Units represented by the global security certificates and all transfers and deliveries of related convertible preferred stock, Treasury securities, cash and common stock are made to the depositary or its nominee, as the case may be, as the holder of the securities.
Ownership of beneficial interests in the global security certificates is limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates was shown only on, and the transfer of those ownership interests was effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement, will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.
The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Description of the Convertible Preferred Stock
General
Under our Restated Certificate of Incorporation, as amended, our board of directors designated 747,500 shares of our authorized but unissued preferred stock as, and approved a certificate of amendment creating, a series of our preferred stock, designated as the 0% Series C Cumulative Perpetual Convertible Preferred Stock, which we refer to as the “convertible preferred stock.” We shall not (i) change any terms of the convertible preferred stock except as set forth in the certificate of amendment and (ii) issue any additional shares of the convertible preferred stock other than in accordance with the certificate of amendment.
We issued an aggregate of 747,500 shares of the convertible preferred stock.
Each Corporate Unit includes a 1/10, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock with an initial $1,000 liquidation preference that corresponds to the stated amount of $100 per Corporate Unit.
We do not intend to list the convertible preferred stock that are not a part of Corporate Units on any securities exchange.
Ranking
The convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•
senior to all classes or series of our common stock, and if issued, our authorized Series A Junior Participating Preferred Stock, and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).
The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the convertible preferred stock.
In the case of our liquidation, dissolution or winding up, holders of the convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.
The convertible preferred stock is structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets.
No Dividends

The convertible preferred stock does not bear any dividends and the liquidation preference of the convertible preferred stock does not accrete.
Dividends Following a Successful Remarketing
In connection with a successful remarketing of the convertible preferred stock, the dividend rate on the convertible preferred stock may be increased as described under “—Increased Dividend Rate and Increased Conversion Rate” below. From and after the settlement date for such a remarketing in connection with which the dividend rate on the convertible preferred stock is increased (a “dividend increase remarketing”), cumulative dividends on the convertible preferred stock will be payable, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, on the $1,000 liquidation preference per share of the convertible preferred stock, payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election.
If the dividend on the convertible preferred stock is so increased, dividends will accumulate from the remarketing settlement date or if dividends shall have been paid on the convertible preferred stock thereafter, from the most recent date of payment, and will be payable to investors quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, each a “dividend payment date,” commencing on the February 15, May 15, August 15 or November 15 immediately following the remarketing settlement date, as selected by us, provided that the first such dividend payment date will not be earlier than August 15, 2020, to the person whose name appears in our stock records at the close of business on the applicable record date, which will be the first day of the month on which the relevant dividend payment date falls (whether or not a business day) or, if the separate shares of the convertible preferred stock are held in global book-entry form, the record date will be the business day immediately preceding the applicable dividend payment date. We refer to each period beginning on and including a dividend payment date (or, if no dividends have been paid on the convertible preferred stock, the remarketing settlement date) to but excluding the next dividend payment date as a “dividend period.”
We will calculate dividends on the convertible preferred stock on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the convertible preferred stock will cease to accumulate upon conversion, as described below.
If a dividend payment date falls on a date that is not a business day, such dividend payment date will be postponed to the next succeeding business day, provided that, if such business day falls in the next succeeding calendar month, the dividend payment date will be brought forward to the immediately preceding business day.
Dividends on the convertible preferred stock after a dividend increase remarketing will accumulate whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.
So long as any shares of convertible preferred stock remain outstanding, except as described in the second following paragraph, unless full cumulative dividends on the convertible preferred stock for all past dividend periods (including compounded dividends thereon) shall have been or contemporaneously are declared and paid or declared and a sum or number of shares of common stock sufficient for the payment thereof is set apart for payment, we will not:

•
declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the convertible preferred stock, for any period;

•
redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the convertible preferred stock; or

•	make any contract adjustment payments under the purchase contracts or any payment under any similar agreement providing for the issuance by us of capital stock on a forward basis.
The foregoing sentence, however, will not prohibit:

•
purchases, redemptions or other acquisitions of shares of capital stock ranking junior to the convertible preferred stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

•
purchases of shares of our common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the first dividend period for which dividends are unpaid, including under a contractually binding stock repurchase plan;

•
the purchase of, or the payment of cash in lieu of, fractional interests in shares of capital stock ranking junior to the convertible preferred stock issued by us (i) in connection with a bona fide acquisition of a business or (ii) pursuant to the conversion or exchange provisions of such capital stock or securities convertible into or exchangeable for such capital stock;

•
any declaration of a dividend on our capital stock in connection with the implementation of a shareholders rights plan designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•
dividends or distributions payable solely in capital stock ranking junior to the convertible preferred stock, or warrants, options or rights to acquire such capital stock, other than any indebtedness or our capital stock ranking, as to dividends or upon liquidation, on parity with or senior to the convertible preferred stock, in each case, convertible into our capital stock ranking junior to the convertible preferred stock; or

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the convertible preferred stock.
We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could, under the above paragraph, purchase or otherwise acquire such shares at such time and in such manner. We refer to the provisions described in this paragraph and the above paragraph as the “dividend blocker provisions.”
When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the convertible preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock, we will declare any dividends upon the convertible preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock pro rata, so that the amount of dividends declared per share of the convertible preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the convertible preferred stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.
Any accumulated and unpaid dividends will accumulate additional dividends at the then-current dividend rate until paid, compounded quarterly, to, but excluding, the payment date. We refer to these additional dividends that accumulate on accumulated and unpaid dividends as “compounded dividends” and the payments in respect thereof as “compounded dividend payments.”
Holders of shares of the convertible preferred stock are not entitled to any dividends in excess of the full cumulative dividends (including compounded dividends) on the convertible preferred stock as described above. Any dividend payment made on the convertible preferred stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable.
No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the convertible preferred stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the convertible preferred stock, may be limited by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by applicable Connecticut law.
Method of Payment of Dividends
Subject to the limitations described below, we may pay any dividend (or any portion of any dividend) on the convertible preferred stock (whether or not for a current dividend period or any prior dividend period), determined in the sole discretion of our board of directors, or an authorized committee thereof:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.
We will make each payment of a dividend on the convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the convertible preferred stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than eight scheduled trading days prior to the dividend payment date for such dividend.
If we elect to make any such payment of a dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the applicable five-day average price, multiplied by 97%.
No fractional shares of common stock will be delivered to the holders of the convertible preferred stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of shares of convertible preferred stock held by such holder (or, if the convertible preferred stock is held in global book-entry form, based on the applicable procedures of the depositary for determining such number of shares).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable by non-affiliates of ours without registration. To the extent applicable, we will also use our reasonable best efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).
Any dividends paid in shares of our common stock will be subject to the listing standards of the New York Stock Exchange, if applicable.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the convertible preferred stock, holders of shares of the convertible preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $1,000 per share of the convertible preferred stock, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) (which will only accrue after a dividend increase remarketing) up to but excluding the date of payment, but subject to the prior payment in full of all our liabilities and the payment of our senior stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of the convertible preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the convertible preferred stock in the distribution of assets, then holders of shares of the convertible preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the convertible preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of shares of the convertible preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of the convertible preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
No Maturity
The convertible preferred stock has no maturity date, but we are permitted to redeem the convertible preferred stock as described under “—Optional Redemption.” Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of the convertible preferred stock decides, subject to satisfaction of the conditions described herein, to convert it, or we elect to redeem it. See “—Conversion Rights,” and “—Optional Redemption” below.

Optional Redemption
We do not have the right to redeem any shares of the convertible preferred stock before June 22, 2020. On or after June 22, 2020, we will have the option to redeem some or all the shares of the convertible preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated and unpaid dividends, if any (whether or not declared) (which will only accrue after a dividend increase remarketing) to, but excluding, the redemption date. The redemption price will be paid solely in cash. In connection with a successful remarketing of the convertible preferred stock, the earliest redemption date for the convertible preferred stock may be changed to a later date.
In the event of a redemption, we will request that the depositary notify its participants holding convertible preferred stock or, if the convertible preferred stock is in certificated form, send a written notice by first class mail to each holder of record of the convertible preferred stock at such holders registered address, not fewer than 25 scheduled trading days nor more than 90 calendar days prior to the redemption date, stating, among other things, the redemption price and the settlement method of the convertible preferred stock if the holder elects to convert. In addition, we will (i) issue a press release containing such information and (ii) publish such information on our website. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date.
If we give notice of redemption, then, by 12:00 p.m., New York City time, on the redemption date, to the extent funds are legally available, we shall, with respect to:

•
shares of the convertible preferred stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock; and

•
shares of the convertible preferred stock held in certificated form, deposit or cause to be deposited, irrevocably with the paying agent cash sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock upon surrender to the paying agent of their certificates evidencing their shares of the convertible preferred stock.

If on the redemption date DTC or the paying agent holds cash sufficient to pay the redemption price for the shares of the convertible preferred stock delivered for redemption in accordance with the terms of the certificate of amendment, dividends, if any, will cease to accumulate on those shares of the convertible preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price. Payment of the redemption price for the shares of the convertible preferred stock is conditioned upon book-entry transfer of or physical delivery of certificates representing the convertible preferred stock, together with necessary endorsements, to the paying agent, or to the paying agent’s account at DTC, at any time after delivery of the redemption notice. Payment of the redemption price for the convertible preferred stock will be made (i) if book-entry transfer of or physical delivery of the convertible preferred stock has been made by or on the redemption date, on the redemption date, or (ii) if book-entry transfer of or physical delivery of the convertible preferred stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the convertible preferred stock.
If the redemption date falls after a dividend payment record date that occurs after a dividend increase remarketing and before the related dividend payment date, holders of the shares of convertible preferred stock at the close of business on that dividend payment record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date. The redemption price payable on such redemption date will include only the liquidation preference, but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.
In the case of any partial redemption, we will select the shares of convertible preferred stock to be redeemed on a pro rata basis, by lot or any other method that we, in our discretion, deem fair and appropriate.
We do not have the right to authorize, issue a press release or give notice of redemption unless (a) we have funds legally available for the payment of the aggregate redemption price and (b) prior to giving the notice, (i) all accumulated and unpaid dividends on the convertible preferred stock (whether or not declared) for dividend periods ended prior to the date of such notice of redemption shall have been or contemporaneously are declared and paid out of legally available funds and (ii) if the redemption date occurs following a record date that occurs after a dividend increase remarketing and prior to the related dividend payment date, a cash dividend for the related dividend period has been declared and sufficient funds legally available therefor have been set aside for payment of such dividend.
Limited Voting Rights
Holders of shares of the convertible preferred stock generally do not have any voting rights, except as set forth below and as required by law. In matters where holders of the convertible preferred stock are entitled to vote, each share of the convertible preferred stock shall be entitled to one vote.
Preferred Stock Directors
If at any time after a dividend increase remarketing, dividends on the convertible preferred stock have not been declared and paid in full for six or more dividend periods from and after such successful remarketing, whether or not consecutive (which we refer to as a “preferred dividend default”), holders of shares of the convertible preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the convertible preferred stock and each such other class or series of preferred stock)) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as “preferred stock directors”), until all accumulated unpaid dividends with respect to the convertible preferred stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•
a special meeting called by holders of at least 10% of the outstanding shares of the convertible preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 calendar days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 calendar days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•
each subsequent annual meeting (or special meeting held in its place) until all accumulated dividends on the convertible preferred stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.
If and when all accumulated dividends on the convertible preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of the convertible preferred stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of any subsequent preferred dividend defaults) and the term of office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly. Each preferred stock director shall be entitled to one vote on any matter.
When a Supermajority Vote is Required
So long as any shares of the convertible preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the convertible preferred stock together with each other class or series of preferred stock ranking on parity with the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•
authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the convertible preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•
amend, alter or repeal the provisions of our certificate of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the convertible preferred stock; or

•
consummate a binding share exchange or reclassification involving the shares of convertible preferred stock or a merger or consolidation of us with another entity, unless either (i) the shares of convertible preferred stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of convertible preferred stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole;

provided that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock (including the convertible preferred stock), ranking equally with and/or junior to the convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution and winding-up, shall not be deemed to adversely affect the rights, preferences, privileges or voting powers of the convertible preferred stock, and shall not require the affirmative vote or consent of the holders of the convertible preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the convertible preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, shall vote as a class.
Without the consent of the holders of the convertible preferred stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the convertible preferred stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the convertible preferred stock for the following purposes:

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to cure any ambiguity or mistake, or to correct or supplement any provision contained in the certificate of amendment establishing the terms of the convertible preferred stock that may be defective or inconsistent with any other provision contained in such certificate of amendment;

•
to make any provision with respect to matters or questions relating to the convertible preferred stock that is not inconsistent with the provisions of the certificate of amendment establishing the terms of the convertible preferred stock; or

•	to waive any of our rights with respect thereto;
provided that any such amendment, alteration, supplement or repeal of any terms of the convertible preferred stock effected in order to (1) conform the terms thereof to the description of the terms of the convertible preferred stock set forth under “Description of the Convertible Preferred Stock” in this Description of the 2017 Corporate Units or (2) implement the changes under “—Increased Dividend Rate and Increased Conversion Rate” shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the convertible preferred stock.
Holders of shares of the convertible preferred stock are not entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of the convertible preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.
Holders of shares of the convertible preferred stock do not have any voting rights with respect to, and the consent of the holders of shares of the convertible preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the convertible preferred stock, except as set forth above.
In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed upon proper procedures all outstanding shares of the convertible preferred stock.
Conversion Rights
General
Holders of Corporate Units do not have the right to convert their ownership interests in the convertible preferred stock that are a part of such Corporate Units. Only shares of convertible preferred stock that are not a part of

Corporate Units may be so converted. Holders of such separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares into common stock (or cash or a combination of cash and common stock, at our election) at their option prior to May 15, 2020 only upon the occurrence of a fundamental change. In order for a holder of Corporate Units to separate their convertible preferred stock from the purchase contracts in order to convert the convertible preferred stock following a fundamental change, the holder must either (1) create Treasury Units or (2) settle the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above. If a fundamental change occurs, holders of separate shares of convertible preferred stock can convert such shares at any time from or after the effective date of such transaction until 35 trading days after such effective date.
On and after May 15, 2020, holders of shares of the convertible preferred stock may, at their option, at any time and from time to time, convert some or all of their outstanding shares of the convertible preferred stock.
The conversion rate will initially be 6.1627 shares of our common stock per share of convertible preferred stock, which is equivalent to an initial conversion price of approximately $162.27 per share of our common stock. Upon conversion of the convertible preferred stock, we will settle our obligations in the manner set forth under “—Settlement Upon Conversion.”
Upon settlement of a conversion of the convertible preferred stock and except as set forth in the immediately succeeding paragraph, a holder will not receive payment of accumulated and unpaid dividends, if any, as described under “—Dividends Following a Successful Remarketing” and we will not make any payments in respect of or adjust the conversion rate to account for accumulated and unpaid dividends to the conversion date except as provided under “—Adjusted Conversion Rate Upon a Fundamental Change.”
If a holder of shares of convertible preferred stock exercises its conversion rights, on and after the conversion date, those shares will cease to cumulate dividends (if any) as of the end of the day immediately preceding the date of conversion. A holder of shares of convertible preferred stock on the record date for the payment of a dividend will receive that dividend notwithstanding a conversion of the convertible preferred stock following such record date to the dividend payment date. However, convertible preferred stock surrendered for conversion after the close of business on any record date for the payment of dividends declared and before the opening of business on the dividend payment date relating to that record date must be accompanied by a payment in cash of an amount equal to the dividend payable in respect of those shares for the dividend period in which the shares are converted; provided that no such payment need be made:

•	if we have specified a redemption date that is after a dividend payment record date and on or prior to the corresponding dividend payment date; or

•	if we have specified a fundamental change conversion deadline (as defined below) that is after a dividend payment record date and on or prior to the corresponding dividend payment date.
In case any shares of convertible preferred stock are to be redeemed, the right to convert those shares of the convertible preferred stock will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the redemption date unless we default in the payment of the redemption price of those shares.
Adjusted Conversion Rate Upon a Fundamental Change
If a fundamental change (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above) occurs, a holder may elect to convert separate shares of convertible preferred stock in connection with the fundamental change (the right of conversion, “fundamental change conversion right”). If the stock price (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares” above) is less than $162.27 (which we refer to as the “conversion price,” and which initially equals the conversion price of the convertible preferred stock), any such conversion in connection with the fundamental change will be at an adjusted conversion rate that will be equal to the $1,000 liquidation preference plus all accumulated and unpaid dividends, if any, to, but excluding the fundamental change settlement date described below (unless the conversion date for a share of convertible preferred stock occurs after the record date for the payment of declared dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by the average of the closing prices of our common stock for the five consecutive trading days ending on the third business day prior to the fundamental change settlement date (or, in the case of a fundamental change described in clause (i) of the definition of fundamental change where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock) (the “fundamental change settlement price”). Notwithstanding the foregoing, in no event will the conversion rate exceed 14.4823 shares of common stock per share of convertible preferred stock (subject to adjustment as set forth under “—Conversion Rate Adjustments” and increase as set forth under “—Increased Dividend Rate and Increased Conversion Rate”), which is equal to the $1,000 liquidation preference divided by 50% of $138.10 (the closing price of our common stock on the pricing date of this offering, which closing price we refer to as the “initial price”).
The initial price will be adjusted as of any date on which the conversion rate of the convertible preferred stock is adjusted. The adjusted initial price will equal the initial price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion price as of any time is equal to $1,000 divided by the conversion rate as of such time.
A conversion of the convertible preferred stock will be deemed for these purposes to be “in connection with” such a fundamental change (regardless of the stock price) if the conversion date occurs from, and including, the effective date of such fundamental change to, and including, the date we specified in the fundamental change company notice as the last date on which a holder of the convertible preferred stock may exercise the fundamental change conversion right for that fundamental change, which we refer to as the “fundamental change conversion deadline.” The fundamental change conversion deadline will be a date no less than 20 business days nor more than 35 business days after the effective date of such fundamental change, provided that if any purchase contracts are outstanding at the time we give the fundamental change company notice, such date shall not be less than 10 business days following the fundamental change early settlement date we specify for the purchase contracts as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”
To the extent practicable, we will provide each holder of convertible preferred stock with a notice of the anticipated effective date of a fundamental change at least 20 business days prior to such anticipated effective date, but in any event not later than two business days following our becoming aware of the occurrence of such fundamental change. In addition, we will send a notice to holders of a fundamental change within five business days after the effective date of the fundamental change (the “fundamental change company notice”). Such fundamental change company notice will state:

•	the events constituting the fundamental change;

•	the effective date of the fundamental change;

•	the name and address of the paying agent and the conversion agent;

•
the conversion rate and any adjustment to the conversion rate that will result from the fundamental change, or if the stock price is less than the conversion price, the formula for determination of the conversion rate;

•	the procedures that the holder of the convertible preferred stock must follow to exercise the fundamental change conversion right;

•	the fundamental change conversion deadline;

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the settlement method for all conversions in exercise of the fundamental change conversion right, including, in the case of combination settlement, the amount of cash per share of convertible preferred stock we will pay in settlement of any such conversions; and

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if the stock price is less than the conversion price, the date on which all conversions in exercise of the fundamental change conversion right will be settled (the “fundamental change settlement date”), which will be the third business day immediately following the fundamental change conversion deadline.

To exercise the fundamental change conversion right, a holder of a separate share of convertible preferred stock must deliver, on or before the close of business on the fundamental change conversion deadline, the convertible preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our conversion agent. The conversion notice will state:

•	the relevant fundamental change conversion date; and

•	the number of shares of the convertible preferred stock to be converted pursuant to the fundamental change conversion right.
If the convertible preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.
If the stock price is greater than or equal to the conversion price, the convertible preferred stock as to which the fundamental change conversion right has been properly exercised will be converted into cash, shares of our common stock or a combination thereof at our election in accordance with “— Settlement Upon Conversion” below. If the stock price is less than the conversion price, then notwithstanding anything herein to the contrary, we can elect to settle conversions in connection with a valid exercise of the fundamental change conversion right through cash settlement, combination settlement or physical settlement, as follows:

•	any such conversions will settle on the fundamental change settlement date;

•
if we have validly elected physical settlement, we will deliver, in respect of each share of the convertible preferred stock, a number of shares of common stock (and cash in lieu of any fractional shares) equal to the conversion rate described above;

•
if we have validly elected cash settlement, we will deliver an amount of cash per share of convertible preferred stock equal to the conversion rate described above multiplied by the fundamental change settlement price; and

•
if we have validly elected combination settlement, we will deliver, in addition to the amount of cash per share of convertible preferred stock specified in the fundamental change company notice, a number of shares of common stock (and cash in lieu of any fractional shares) equal to a fraction, the numerator of which is (i) the conversion rate described above multiplied by the fundamental change settlement price minus (ii) the amount of cash per share specified in the fundamental change company notice, and the denominator of which is the fundamental change settlement price.
If the holders of our common stock receive only cash in a reorganization event, then notwithstanding the foregoing, for all conversions in connection with a fundamental change that occur after the effective date of such transaction where the relevant stock price is less than the conversion price, the consideration due upon conversion of each such share of convertible preferred stock shall be solely cash in an amount equal to the conversion rate as modified by this “—Adjusted Conversion Rate Upon a Fundamental Change,” multiplied by the fundamental change settlement price for such transaction.
We will, to the extent applicable, comply with listing standards of the New York Stock Exchange in connection with the issuance of our common stock upon any exercise of the fundamental change conversion right.
Conversion Procedures
Holders of shares of the convertible preferred stock represented by a beneficial interest in a global security may convert their shares by complying with the depositary’s procedures and, if required, by paying any dividends as described in this Description of the 2017 Corporate Units. Holders of shares of the convertible preferred stock in certificated form may convert some or all of their shares by surrendering to us at our principal office or at the office of our conversion agent, as may be designated by our board of directors or a committee of our board of directors, the certificate or certificates, if any, for the shares of the convertible preferred stock to be converted, accompanied by a written notice stating that the holder of shares of the convertible preferred stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this Description of the 2017 Corporate Units and specifying the name or names in which the holder of shares of the convertible preferred stock wishes the certificate or certificates, if any, for the shares of our common stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of the convertible preferred stock, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of our common stock in that name or names. Other than such transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of our common stock upon conversion of shares of the convertible preferred stock. The date on which the foregoing procedures have been complied with will be deemed the “conversion date” with respect to a share of the convertible preferred stock.
As promptly as practicable after the conversion date with respect to any shares of the convertible preferred stock, we will reflect in our stock records the cancellation of the convertible preferred stock that is being converted and the issuance of such number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock are entitled as a result of the conversion, if any, as of such conversion date (in the case of any physical settlement) or the final day of the observation period (in the case of a combination settlement). In addition, if the common stock to be issued upon conversion is certificated, promptly after the issuance of the common stock certificate (or, if the convertible preferred stock is certificated, promptly after, and in any case, no later than (x) three business days after the surrender of the certificates representing the shares that are converted (in the case of physical settlement) and (y) three business days after the later of the surrender of the certificates representing the shares that are converted and the final day of the observation period (in the case of combination settlement)) we will deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock, or the transferee of the holder of such shares of the convertible preferred stock, will be entitled and (ii) if the convertible preferred stock is then certificated and if less than the full number of shares of the convertible preferred stock represented by the surrendered certificate or certificates, if any, or specified in the notice, are being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the conversion date so that the rights of the holder of shares of the convertible preferred stock as to the shares being converted will cease, except for the right to receive the shares of our common stock.
Holders of shares of the convertible preferred stock are not eligible to exercise any rights of a holder of shares of our common stock until they have converted their shares of the convertible preferred stock into shares of our common stock, if any. If more than one share of the convertible preferred stock is surrendered for conversion by the same stockholder at the same time, the number of whole shares of our common stock issuable upon conversion of those shares of the convertible preferred stock will be computed on the basis of the total number of shares of the convertible preferred stock so surrendered.
We will at all times reserve and keep available, free from preemptive rights, out of our authorized but unissued shares of capital stock, for issuance upon the conversion of shares of the convertible preferred stock, a number of authorized but unissued shares of our common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of the convertible preferred stock (assuming, for such purposes, that physical settlement is applicable to all conversions).
Before the delivery of any securities upon conversion of shares of the convertible preferred stock, we will comply with all applicable federal and state laws and regulations. All shares of our common stock delivered upon conversion of shares of the convertible preferred stock, if any, will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.
Settlement Upon Conversion
To satisfy our obligations upon a conversion, we may elect to pay or deliver, as the case may be, solely shares of our common stock, together with cash in lieu of fractional shares (“physical settlement”), solely cash (“cash settlement”) or a combination of cash and our common stock (“combination settlement”). We refer to each of these elections as a “settlement method.”
We will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions occurring on different conversion dates, except that we will use the same settlement method for (x) all conversions following our delivery of a notice of redemption to holders of the convertible preferred stock to and including the related redemption date, regardless of the conversion date and (y) all conversions in connection with a fundamental change. If we elect a settlement method, we will inform holders so converting through the conversion agent of such settlement method we have selected no later than the second business day immediately following the related conversion date; provided that (x) in the case of any conversions of convertible preferred stock called for redemption, we will elect our settlement method in the redemption notice and (y) in the case of a conversion in connection with a fundamental change, we will elect our settlement method in the fundamental change company notice. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 liquidation preference of convertible preferred stock, such specified dollar amount will be deemed to be $1,000. If we do not timely provide notice electing a settlement method in respect of any conversion of the convertible preferred stock, we will be deemed to have elected combination settlement and the specified dollar amount per $1,000 liquidation preference of convertible preferred stock will be equal to $1,000.
Settlement amounts will be computed as follows:

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if we elect physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to the number of shares of convertible preferred stock to be converted multiplied by the applicable conversion rate;

•
if we elect cash settlement, we will deliver to the converting holder, in respect of each $1,000 liquidation preference of the convertible preferred stock being converted, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related observation period; and

•
if we elect combination settlement, we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 20 consecutive trading days during the observation period, will consist of:

•
cash equal to the lesser of (i) a dollar amount per share of the convertible preferred stock to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 20 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value for such trading day; and

•
to the extent the daily conversion value for such trading day exceeds the daily measurement value, a number of shares equal to (i) the difference between such daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

“Daily conversion value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common stock on such trading day.
“Observation period” means, with respect to any share of convertible preferred stock being converted, the 20 consecutive trading day period beginning on and including the third trading day after the conversion date for such share of convertible preferred stock, provided that if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the convertible preferred stock as described under “—Redemption” and prior to the relevant redemption date, the observation period shall be the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day immediately preceding such redemption date.
If we elect physical settlement in respect of a conversion, we will deliver the settlement amount to converting holders on the third trading day following the conversion date, but such holders will be deemed to be the owners of the shares of our common stock included in the settlement amount as of the close of business on the conversion date. If we elect cash settlement or combination settlement, we will pay or deliver, as the case may be, the settlement amount to converting holders on the third trading day following the final trading day of the relevant observation period and such holders will be deemed to be the owners of any of the shares of our common stock included in the settlement amount on the last trading day of the relevant observation period.
We will not issue fractional shares upon conversion of the convertible preferred stock. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stock on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP of our common stock on the last trading day of the relevant observation period (in the case of combination settlement).

Recapitalizations, Reclassifications and Changes of Our Common Stock
In the case of any reorganization event, at and after the effective time of such reorganization event, the conversion rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any conversion of convertible preferred stock, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. However, at and after the effective time of the reorganization event, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion, as set forth under “—Conversion Rights—Settlement Upon Conversion” and (ii)(x) any amount payable in cash upon conversion as set forth under “—Conversion Rights—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion as set forth under “—Conversion Rights—Settlement Upon Conversion” will instead be deliverable in the amount and type of exchange property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP and fundamental change settlement price will be calculated based on the value of an exchange property unit that a holder of one share of our common stock would have received in such transaction. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the convertible preferred stock are entitled to receive will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (y) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. We will notify holders of the weighted average as soon as practicable after such determination is made. If the holders receive only cash in such transaction, then notwithstanding anything herein to the contrary for all conversions that occur after the effective date of such transaction (other than conversions in connection with a fundamental change where the relevant stock price is less than the conversion price) (i) the consideration due upon conversion of each share of convertible preferred stock shall be solely cash in an amount equal to the conversion rate in effect on the conversion date, multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third scheduled trading day immediately following the conversion date. In addition, we will amend the certificate of amendment (1) to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” below, (2) in the case of any transaction that results in the common equity of any entity other than us (or, for the avoidance of doubt, our successor in such transaction) being included as exchange property, (a) by replacing references to “us” or “our” (and similar references) in the definitions of “fundamental change” with references to that other entity and (b) by causing the dividend blocker provisions to apply to that other entity, with its equity securities being deemed stock ranking junior to the convertible preferred stock for this purpose and (3) to include such additional provisions to protect the interests of the holders of convertible preferred stock as our board of directors reasonably considers necessary by reason of the foregoing. We will not become party to any such transaction unless its terms are consistent with the foregoing.
In connection with any adjustment to the conversion rate described below, we will also adjust the initial dividend threshold (as defined under “—Conversion Rate Adjustments”) based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property. If the exchange property is composed solely of non-stock consideration, the initial dividend threshold will be zero.
The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events. To the extent the preceding two paragraphs apply to an event or occurrence, the provisions of “—Conversion Rate Adjustments” shall not apply to such event or occurrence.

Conversion Rate Adjustments
The applicable conversion rate shall be adjusted from time to time for any of the following events that occur following the original issue date of the convertible preferred stock:

1.
If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where:
CR0 =     the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
CR1 =     the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
OS0 =     the number of shares of our common stock outstanding immediately prior to the ex-dividend date, or the effective date of such share split or share combination; and
OS1 =     the number of shares of our common stock outstanding immediately after giving effect to such dividend or distribution, or the effective date of such share split or share combination.
Any adjustment made pursuant to this clause (1) shall become effective as of the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

2.
If we distribute to all holders of our common stock any rights, warrants or options entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where:
CR0 =     the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 =     the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;
OS0 =     the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;
X =     the aggregate number of shares of our common stock issuable pursuant to such rights, warrants or options; and
Y =     the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options and (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on the trading day immediately preceding the date of announcement for the issuance of such rights, warrants or options.
For purposes of this clause (2), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase our common stock at less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration received by us for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by us. Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. If any right, warrant or option described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

3.	If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock, excluding:

(a)	dividends, distributions, rights, warrants or options as to which an adjustment was effected in clause (1) or (2) above;

(b)	dividends or distributions paid exclusively in cash; and

(c)	spin-offs described below in this clause (3),
then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where:
CR0 =    the conversion rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 =     the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;
SP0 =     the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =     the fair market value (as determined in good faith by us) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date and the ex-dividend date for such distribution.
An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective as of the open of business on the ex-dividend date for such distribution.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, in respect of each share of convertible preferred stock, at the same time and upon the same terms as holders of our common stock and without having to convert its shares of convertible preferred stock, the amount and kind of our capital stock, evidences of indebtedness or other assets or property of ours that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.
If we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (which we refer to as a “spin-off”), the conversion rate in effect immediately following the 10th trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where:
CR0 =    the conversion rate in effect on the 10th trading day immediately following, and including the effective date of the spin-off;
CR1 =     the new conversion rate immediately after the 10th trading day immediately following (and including) the effective date of the spin-off;
FMV0 =    the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after (and including) the effective date of the spin-off (the “valuation period”); and
MP0 =     the average of the closing prices of our common stock over the valuation period.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of convertible preferred stock for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of convertible preferred stock for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of convertible preferred stock, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period.
If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

4.
If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.58 per share (the “initial dividend threshold”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 – IDT
SP0 – C

where,
CR0 =     the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution;
CR1 =     the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution;
SP0 =     the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;
C =     the amount in cash per share we distribute to holders of our common stock; and
IDT =     the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero.
Any increase to the conversion rate made pursuant to this clause (4) shall become effective as of the open of business on the ex-dividend date for such dividend or distribution. If any such dividend or distribution is not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, for each share of convertible preferred stock, at the same time and upon the same terms as holders of shares of our common stock and without having to convert its shares of convertible preferred stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.
The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided that no adjustment will be made to the initial dividend threshold for any adjustment made to the conversion rate under this clause (4).

5.
If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where:
CR0 =    the conversion rate in effect on the trading day on which such tender or exchange offer expires;
CR1 =     the conversion rate in effect on the trading day immediately following the date such tender or exchange offer expires;
AC =     the aggregate value of all cash and any other consideration (as determined in good faith by us) paid or payable for our common stock purchased in such tender or exchange offer;
OS0 =     the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);
OS1 =     the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and
SP1 =     the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.
If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.
Any adjustment to the conversion rate made pursuant to this clause (5) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.
If we have in effect a rights plan while any convertible preferred stock remains outstanding, holders of convertible preferred stock will receive, upon a conversion of convertible preferred stock, in addition to shares of our common stock, if any, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in the rights plan adopted by us have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of convertible preferred stock would not be entitled to receive any rights in respect of our common stock, if any, delivered upon conversion of convertible preferred stock, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness or other assets or property pursuant to clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its shares of the convertible preferred stock on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of our common stock as of the related conversion date based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
In addition to the adjustments pursuant to paragraphs (1) through (5) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 business days if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the convertible preferred stock a notice of the increased conversion rate and the period during which it will be in effect at least 15 calendar days prior to the date the increased conversion rate takes effect in accordance with applicable law.
No adjustment to the conversion rate will be made if holders of the convertible preferred stock, as a result of holding the convertible preferred stock and without conversion thereof, are entitled to participate at the same time as our common stock holders participate in any of the transactions described above as if such holders of the convertible preferred stock held a number shares of our common stock equal to the conversion rate, multiplied by the number of shares of convertible preferred stock held by such holder, without having to convert their convertible preferred stock.
As used in this section and in “Description of the Purchase Contracts—Anti-dilution Adjustments” above, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
The conversion rate will not be adjusted except as specifically set forth in this “Conversion Rate Adjustments” and in “—Conversion Rights—Adjusted Conversion Rate Upon a Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•
the issuance of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of ours and the investment of additional optional amounts in shares of our common stock under any plan;

•
the issuance of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of ours;

•
the issuance of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the convertible preferred stock was first issued;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends, if any; and

•	the issuance of limited partnership units by us and the issuance of our common stock or the payment of cash upon redemption thereof.
All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. We will not be required to make an adjustment to the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments (x) when all such carried-forward adjustments aggregate to a change of at least 1% in the conversion rate and (y) regardless of whether the aggregate adjustment is less than 1% (i) on the effective date for any fundamental change, (ii) on the conversion date in respect of any shares of convertible preferred stock for which physical settlement applies and (iii) on each trading day of any observation period in respect of any conversion of convertible preferred stock for which cash settlement or combination settlement applies.
In the event of a taxable distribution to holders of shares of our common stock that results in an adjustment to the conversion rate, holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.
Adjustments of Prices
Whenever any provision of the certificate of amendment requires us to calculate the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including any observation period, the five-day average price and the “stock price” and “fundamental change settlement price” (if applicable) for purposes of this “Description of the Convertible Preferred Stock” section), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.
Transfer Agent, Registrar, Paying Agent, Conversion Agent
The registrar and transfer agent for the convertible preferred stock is Computershare Investor Services, LLC. The paying agent and conversion agent for the convertible preferred stock is The Bank of New York Mellon.
Remarketing
The convertible preferred stock will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”
In connection with a successful remarketing:

•
the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not remarketed) may be increased as described below and the earliest redemption date may be changed to a later date; and

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors, as described herein.
In order to remarket the convertible preferred stock, our board of directors may, in consultation with the remarketing agent, increase the dividend rate and/or increase the conversion rate of the convertible preferred stock and change the earliest redemption date to a later date in order to produce the required price in the remarketing.
Remarketing of Shares That Are Not Included in Corporate Units
At any time prior to a remarketing, other than during a blackout period, holders of convertible preferred stock that do not underlie Corporate Units may elect to have their shares of convertible preferred stock remarketed in such remarketing in the same manner as shares of convertible preferred stock that underlie Corporate Units by delivering their shares along with a notice of this election to the custodial agent. The custodial agent will hold the shares of convertible preferred stock in an account separate from the collateral account in which the pledged securities will be held. Holders of shares of convertible preferred stock electing to have their shares remarketed will also have the right to withdraw their election at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding an optional remarketing period or the final remarketing period, as applicable. In the event of a successful remarketing during the optional remarketing period, each holder of separate shares of convertible preferred stock that elects to have its shares remarketed will receive, for each share sold, the remarketing price per share of convertible preferred stock on the optional remarketing settlement date. The “remarketing price per share of convertible preferred stock” means, for each share of convertible preferred stock, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of shares of convertible preferred stock included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the convertible preferred stock in an optional remarketing, the “separate convertible preferred stock purchase price” means the amount in cash equal to the product of (A) the remarketing price per share of convertible preferred stock and (B) the number of shares of convertible preferred stock included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate shares of convertible preferred stock that elects to have its shares remarketed will receive an amount, for each such share, equal to $1,000 in cash on the purchase contract settlement date.
Increased Dividend Rate and Increased Conversion Rate
In the case of a successful remarketing, the dividend rate on the convertible preferred stock may be increased (in which case holders of the convertible preferred stock would be entitled to receive cumulative dividends on their shares when, as and if declared by our board of directors out of funds legally available for the payment of dividends) and/or the conversion rate of the convertible preferred stock may be increased. The increased dividend rate and/or increased conversion rate will become effective on the settlement date of the remarketing (the “remarketing settlement date”), which will be, in the case of a successful optional remarketing, the third business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and, in the case of the final remarketing period, the purchase contract settlement date. If the dividend rate and/or the conversion rate is increased pursuant to a successful optional remarketing, the increased rate(s) will be the dividend rate and/or conversion rate determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear in order for the net remarketing proceeds of such convertible preferred stock to have an aggregate market value on the optional remarketing date of at least 100% of the aggregate of the Treasury portfolio purchase price plus the separate convertible preferred stock purchase price, if any. If the dividend rate and/or the conversion rate is increased pursuant to a successful final remarketing, the increased rate(s) will be the dividend rate and/or conversion rate determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear in order for the net remarketing proceeds to equal at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing (and, therefore, in no event will the dividend rate be less than zero).
If the convertible preferred stock is not successfully remarketed, neither the dividend rate nor the conversion rate will be increased (and, for the avoidance of doubt, the convertible preferred stock will continue to not bear any dividends).
The remarketing agent is not obligated to purchase any shares of convertible preferred stock that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of convertible preferred stock for remarketing.
Automatic Settlement Upon Failed Final Remarketing
If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all ownership interests in shares of convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, unless the holder separately cash settles purchase contracts as described below.
The ownership interest in convertible preferred stock underlying a Corporate Unit will be automatically delivered to us thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate cash only in integral multiples of 10 Corporate Units.
Payment
So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, payments on the convertible preferred stock will be made as described therein.
Form
So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate shares of convertible preferred stock will be made as described therein.
Certain Trading Characteristics

After a dividend increase remarketing, the convertible preferred stock is expected to trade at a price that takes into account the value, if any, of accumulated but unpaid dividends (except for declared dividends accrued after a record date and prior to a dividend payment date, which dividends will be payable to the holders as of the record date, as described above); thus, purchasers will not pay, and sellers will not receive, accumulated and unpaid dividends with respect to the convertible preferred stock that is not included in the trading price thereof.
Title
We and any agent of ours will treat the person or entity in whose name securities are registered as the absolute owner of those securities for the purpose of making payments and for all other purposes irrespective of notice to the contrary.
Book-Entry Issuance—The Depository Trust Company
The shares of convertible preferred stock that form a part of the Corporate Units were issued in fully registered form and are evidenced by one or more global securities held in certificated form in the name of the purchase contract agent. The shares of convertible preferred stock that do not form a part of the Corporate Units are evidenced by one or more global securities registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global securities will be deposited with the transfer agent as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” for a description of DTC.
Purchases of the convertible preferred stock under the DTC system must be made by or through direct participants, which will receive a credit for the convertible preferred stock on DTC’s records. The ownership interest of each actual purchaser of each share of convertible preferred stock (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the convertible preferred stock. Transfers of ownership interests on the convertible preferred stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in convertible preferred stock, except in the event that use of the book-entry system for the convertible preferred stock is discontinued.
To facilitate subsequent transfers, all convertible preferred stock deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the convertible preferred stock with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the convertible preferred stock; DTC’s records reflect only the identity of the direct participants to whose accounts the shares of convertible preferred stock are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the convertible preferred stock unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the shares of convertible preferred stock are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the convertible preferred stock.
Payments of dividends on the convertible preferred stock, if any, will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the transfer agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
A beneficial owner will not be entitled to receive physical delivery of the convertible preferred stock. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the convertible preferred stock.
DTC may discontinue providing its services as securities depository with respect to the convertible preferred stock at any time by giving us or the transfer agent reasonable notice. In the event no successor securities depository is obtained, certificates for the convertible preferred stock will be printed and delivered.
The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

DESCRIPTION OF THE 2019 CORPORATE UNITS
The following is a description of the material terms of our 7,500,000 equity units (the “Equity Units”) issued as 7,500,000 corporate units (the “Corporate Units”) on November 13, 2019, including the related purchase contracts (“purchase contracts”) and the 0% Series D Cumulative Perpetual Convertible Preferred Stock (the “convertible preferred stock”). It does not purport to be complete and is subject to and qualified in its entirety by our Certificate of Amendment to the Restated Certificate of Incorporation, dated November 13, 2019 (the “certificate of amendment”), and the Purchase Contract and Pledge Agreement, dated November 13, 2019 (the “purchase contract and pledge agreement”), among us, The Bank of New York Mellon Trust Company, National Association, as purchase contract agent (the “purchase contract agent”), and HSBC Bank USA, National Association (the “collateral agent”), as collateral agent, custodial agent and securities intermediary. Copies of the certificate of amendment and the purchase contract and pledge agreement have been filed with the Securities and Exchange Commission as Exhibits 3.1(g) and [●], respectively, to our Annual Report on Form 10-K. In this description, “we,” “us,” “our” or “the Company” refer only to Stanley Black & Decker, Inc. and any successor obligor, and not to any of its subsidiaries.
Description of the Equity Units
General
The Equity Units may be Corporate Units, Treasury Units or Cash Settled Units. The Equity Units initially consist of 7,500,000 Corporate Units, each with a stated amount of $100. Each Corporate Unit offered by us consist of:
(1)    a purchase contract under which:

•
the holder agreed to purchase from us on November 15, 2022, which we refer to as the “purchase contract settlement date,” and we agreed to sell to the holder, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “—Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “—Early Settlement” or “—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares as described under “—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares;” and

•
we agreed to pay to the holder quarterly contract adjustment payments at the rate of 5.25% of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply; and

(2)    either:

•
a 1/10, or 10%, undivided beneficial ownership in one share of 0% Series D Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “convertible preferred stock”), issued by us; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”
“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio, a 1/10, or 10%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to the purchase contract settlement date.
The fair market value of the Corporate Units we issued were recorded in our financial statements based on an allocation between the purchase contracts and the convertible preferred stock in proportion to their respective fair market values at the time of issuance. Under the purchase contract and pledge agreement, holders were deemed to have agreed to allocate the entire purchase price to their convertible preferred stock.
As long as a unit is in the form of a Corporate Unit, any ownership interest in a share of convertible preferred stock or any applicable ownership interest in the Treasury portfolio forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure a holders’ obligation to purchase our common stock under the related purchase contract.
Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock
Each holder of 10 Corporate Units may create, at any time other than (i) if we elect an optional remarketing, during the period from 5:00 p.m., New York City time, on the second business day immediately preceding the first day of any optional remarketing period until the settlement date of such remarketing or the date we announce that no successful optional remarketing has occurred during the optional remarketing period, (ii) following any successful remarketing and (iii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period (we refer to each such period as a “blackout period”), 10 Treasury Units by substituting for the share of convertible preferred stock that is a component of 10 Corporate Units a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to November 15, 2022 (e.g., CUSIP No. 912803BA0), which we refer to as a “Treasury security.” This substitution would create 10 Treasury Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Treasury Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units.
Each Treasury Unit will consist of:
(1)    a purchase contract under which:

•
the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “—Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•
we will pay to the holder quarterly contract adjustment payments at the rate of 5.25% of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply; and

(2)    a 1/10 undivided beneficial ownership interest in a Treasury security.
The term “business day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.
To create 10 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited the Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Treasury Units to the holder.
The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts. The share of convertible preferred stock thereafter will trade and be transferable separately from the Treasury Units.
Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses (including reasonable fees and expenses of counsel) payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—Miscellaneous.”
Recreating Corporate Units from Treasury Units
Each holder of 10 Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury security held by the collateral agent one share of convertible preferred stock for each such 10 Treasury Units. This substitution would recreate Corporate Units and the applicable Treasury security would be released to the holder. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make the substitution only in integral multiples of 10 Treasury Units.
To recreate 10 Corporate Units, a holder is required to:

•
deposit with the collateral agent one share of convertible preferred stock, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 10 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited one share of convertible preferred stock with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related Treasury security.
Promptly following receipt of written instructions from the purchase contract agent and receipt of the share of convertible preferred stock, the collateral agent will release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 10 Corporate Units to the holder.
The share of convertible preferred stock will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.
Creating Cash Settled Units from Corporate Units
Each holder of 10 Corporate Units may create, only during the period after the date we give notice of the final remarketing period and prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period, Cash Settled Units by substituting for a share of convertible preferred stock that is a component of the Corporate Units $1,000 in cash. This substitution would create 10 Cash Settled Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Cash Settled Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. Holders of Cash Settled Units do not have the right to recreate Corporate Units or create Treasury Units.
Each Cash Settled Unit will consist of:
(1)    a purchase contract under which:

•
the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “—Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•
we will pay to the holder the final quarterly contract adjustment payment due on the purchase contract settlement date (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon), payable in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply; and

(2)    $100 in cash.

To create 10 Cash Settled Units, a holder is required to:

•	deposit with the collateral agent $1,000 in cash; and

•
transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited $1,000 in cash with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of cash, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Cash Settled Units to the holder.
The cash will be substituted for the share of convertible preferred stock and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contract. Cash held as a component of the Cash Settled Unit will be held in a non-interest bearing account as set forth in the purchase contract and pledge agreement. The share of convertible preferred stock thereafter will trade separately from the Cash Settled Units.
Holders who create Cash Settled Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent (including reasonable fees and expenses of counsel) in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—Miscellaneous.”
Current Payments
Holders of Corporate Units and Treasury Units receive quarterly contract adjustment payments payable by us at the rate of 5.25% per year on the stated amount of $100 per Equity Unit until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change where the holder has elected to settle its purchase contracts early in connection with such fundamental change as described in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) and the most recent quarterly payment date on or before an early settlement as described in “Description of the Purchase Contracts—Early Settlement.” Holders of Cash Settled Units will receive the final quarterly contract adjustment payment payable by us on the final contract adjustment payment date. Holders of Corporate Units do not receive any dividends on the convertible preferred stock attributable to such Corporate Units (but will receive distributions on the applicable ownership interest in the Treasury portfolio, if any, if the convertible preferred stock has been replaced by the Treasury portfolio) and the liquidation preference of the convertible preferred stock does not accrete. Any contract adjustment payments may be paid in cash, shares of our common stock or a combination thereof, at our election, as described herein, unless we have previously irrevocably elected a contract adjustment payment method to apply. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units or the cash that is a component of the Cash Settled Units. If the dividend rate on the convertible preferred stock has been increased in connection with a successful remarketing, the holders of the Treasury Units will receive quarterly dividend payments (when, as and if declared by our board of directors) on the shares of convertible preferred stock that were released to them when they created the Treasury Units as long as they continue to hold such shares.
We are required to make all contract adjustment payments quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (except where such date is not a business day, in which case contract adjustment payments will be payable as of the next subsequent business day, without adjustment), commencing on February 15, 2020.
We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” Even if the dividend rate is increased in connection with a successful remarketing, and dividends therefore begin to accumulate on the convertible preferred stock, we are not obligated to declare or pay any such dividends on the convertible preferred stock, as described under “Description of the Convertible Preferred Stock—Dividends Following a Successful Remarketing.”
Listing
We have listed the Corporate Units on the New York Stock Exchange under the symbol “SWT.” Unless and until substitution has been made as described above, none of the convertible preferred stock component of a Corporate Unit, the Treasury security component of a Treasury Unit nor the cash component of a Cash Settled Unit will trade separately from Corporate Units, Treasury Units or Cash Settled Units. The convertible preferred stock component trades as a unit with the purchase contract component of the Corporate Units, the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units and the cash component will trade as a unit with the purchase contract component of the Cash Settled Units. In addition, if Treasury Units, Cash Settled Units or shares of convertible preferred stock are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may, but have no obligation to, cause the Treasury Units, Cash Settled Units or convertible preferred stock to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.
Voting and Certain Other Rights
Holders of purchase contracts forming part of the Corporate Units, Treasury Units, or Cash Settled Units, in their capacities as such holders, have no voting or other rights in respect of our common stock. Holders of shares of convertible preferred stock, whether or not part of a Corporate Unit, have only the limited voting rights described in “Description of the Convertible Preferred Stock—Limited Voting Rights.”

Description of the Purchase Contracts
Purchase of Common Stock
Each purchase contract that is a part of a Corporate Unit, a Treasury Unit or a Cash Settled Unit obligates its holder to purchase, and us to sell, on the purchase contract settlement date (unless the purchase contract terminates prior to that date as described under “—Termination” or is settled early at the holder’s option as described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”), for $100 in cash, a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below). The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we call the “settlement rate”) will be rounded to the nearest ten-thousandth of a share and determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1)
If the applicable market value of our common stock is less than or equal to $159.45, which we refer to as the “reference price,” the settlement rate will be 0.6272 shares of our common stock (which we refer to as the “maximum settlement rate”).

Accordingly, if the market price for our common stock decreases from the date of the prospectus supplement and during the market value averaging period (described below), the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount of $100, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)
If the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by that applicable market value.

Accordingly, if the market price for the common stock increases from the date of the prospectus supplement and during the market value averaging period, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount of $100, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
The reference price initially equaled the last reported sale price of our common stock on the New York Stock Exchange on November 7, 2019.
If a holder elects to settle their purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be equal to 85% of the settlement rate determined in the manner set forth above but over a 20 consecutive trading day period beginning on the trading day immediately following the day the holder exercises their early settlement right, which we refer to as the “early settlement averaging period.” If the holder elects to settle their purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.”
The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “market value averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the purchase contract settlement date.
The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “SWK <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).
A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.
A “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
If a market disruption event occurs on any scheduled trading day during the market value averaging period or any early settlement averaging period, we will notify investors on the calendar day on which such event occurs.
If 20 trading days for our common stock have not occurred during the period from, and including, the first day of the market value averaging period to, and including, the second scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days in the market value averaging period will be deemed to occur on that second scheduled trading day immediately prior to the purchase contract settlement date, and the daily VWAP of our common stock for each of those remaining trading days will be the daily VWAP of our common stock on that second scheduled trading day or, if such day is not a trading day, the closing price as of such day.
We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant date for delivery of shares of our common stock, in the case of early settlement). If, however, a holder surrenders for settlement more than one purchase contract on the same date, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered on such date or, if the Equity Units are held in global book-entry form, based on such other aggregate number of purchase contracts being surrendered by the holder on the same date as DTC may otherwise request.
The “closing price” per share of our common stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
Unless:

•
a holder has settled the related purchase contracts early by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”; or

•	an event described under “—Termination” has occurred,
then, on the purchase contract settlement date,

•
in the case of Corporate Units where there has been a successful remarketing, the portion of the proceeds from the final remarketing or the maturity of the Treasury portfolio from an earlier optional remarketing, as applicable, equal to $1,000 multiplied by the number of shares of the convertible preferred stock underlying the Corporate Units that were remarketed will automatically be applied to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders whose shares of convertible preferred stock were remarketed;

•
in the case of Corporate Units where there has not been a successful remarketing, each holder will be deemed to have automatically delivered to us on the purchase contract settlement date the ownership interests in the shares of convertible preferred stock that are a part of such Corporate Units (unless such holder shall have elected to settle the related purchase contracts in cash as described under “—Final Remarketing”) to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts;

•
in the case of Treasury Units, the cash proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of the Treasury Units; and

•
in the case of Cash Settled Units, the cash component of such units will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

Our common stock will then be issued and delivered to the holder or the holder’s designee, promptly following presentation and surrender of the certificate evidencing the Corporate Units, the Treasury Units or the Cash Settled Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.
Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of a purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit, a Treasury Unit or a Cash Settled Unit, a holder was deemed to have, among other things:

•
irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•
agreed to be bound by the terms and provisions of the Corporate Units, Treasury Units and Cash Settled Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, was deemed to have agreed to treat itself as the owner of the related convertible preferred stock, applicable interest in the Treasury portfolio, Treasury securities or cash, as the case may be.
Remarketing
We will enter into a remarketing agreement with a nationally recognized investment banking firm, as remarketing agent. Pursuant to the remarketing agreement, remarketing of the convertible preferred stock underlying the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing will be attempted as described below. We refer to each of an “optional remarketing” and the “final remarketing” (each as defined below) as a “remarketing.” No remarketing will occur if a termination event has occurred or, in the case of an optional remarketing, certain other events have occurred as described below.
As described under “Description of the Convertible Preferred Stock—Remarketing,” in connection with a successful remarketing, (i) the dividend rate on the convertible preferred stock may be increased as described below, (ii) the conversion rate of the convertible preferred stock may be increased as described below, (iii) the earliest redemption date may be changed to a later date as described below, (iv) we may elect for the fundamental change conversion right to apply and (v) if the dividend rate is increased, dividends will be payable quarterly in arrears, when, as and if declared by our board of directors, commencing on the February 15, May 15, August 15 or November 15 immediately following the remarketing settlement date, as selected by us, provided that the first such dividend payment date will not be earlier than February 15, 2023.
During any blackout period a holder does not have the right to:

•	settle a purchase contract early;

•	create Treasury Units;

•	create Cash Settled Units; or

•	recreate Corporate Units from Treasury Units.
We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the convertible preferred stock to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).
Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to, on one or more occasions as specified herein, remarket the convertible preferred stock during a period (which we call the “optional remarketing window”) beginning on and including August 10, 2022 and ending on and including October 27, 2022. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we call an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us and will include shares of convertible preferred stock underlying Corporate Units and other shares of convertible preferred stock of holders that have elected to include those shares in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give to the depositary 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during the optional remarketing window as an “optional remarketing” and the date we price the convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”
If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain a price (i) for shares of convertible preferred stock that are components of Corporate Units, that results in proceeds of at least 100% of the Treasury portfolio purchase price described below and (ii) for shares of convertible preferred stock that are not part of Corporate Units, at least equal to the separate convertible preferred stock purchase price (as defined in “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units”), which will be the same price, on a per share basis, as the shares of convertible preferred stock included as components of Corporate Units. To obtain that price, we may change the earliest redemption date to a later date as described under “Description of the Convertible Preferred Stock—Optional Redemption,” increase the dividend rate, increase the conversion rate on the convertible preferred stock and/or elect for the fundamental change conversion right to apply, as described under “Description of the Convertible Preferred Stock—Increased Dividend Rate and Increased Conversion Rate.” We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing (and, therefore, in no event will the dividend rate be less than zero).
We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate shares of convertible preferred stock of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin the optional remarketing.
Following a successful optional remarketing of the convertible preferred stock, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price (as defined below), and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose shares of convertible preferred stock were remarketed.
We have the right to elect not to attempt or to postpone any optional remarketing in our absolute discretion on any day of the relevant optional remarketing period.
If we elect to conduct an optional remarketing and such remarketing is successful:

•
settlement of the remarketed convertible preferred stock will occur on the second business day following the optional remarketing date, or such other date we and the remarketing agent agree to (we refer to such settlement date as the “optional remarketing settlement date”);

•
if applicable, the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not remarketed) will be increased on the optional remarketing settlement date;

•	if applicable, the earliest redemption date will be changed to a later date, effective on the optional remarketing settlement date;

•
any terms of the remarketed convertible preferred stock modified by us (including whether the fundamental change conversion right applies) in accordance with the certificate of amendment creating the convertible preferred stock (the “certificate of amendment”) will become effective on the optional remarketing settlement date, if applicable;

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors;

•	a holder’s Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	a holder may no longer create Treasury Units or Cash Settled Units or recreate Corporate Units from Treasury Units.
If we do not elect to conduct an optional remarketing in the optional remarketing window, or no optional remarketing succeeds for any reason, the shares of convertible preferred stock will continue to be components of the Corporate Units or will continue to be held separately and the remarketing agent will use its reasonable best efforts to remarket the convertible preferred stock during the final remarketing period as described below.
For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.
Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, the Treasury portfolio. If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the description of the Treasury portfolio under “Description of the Equity Units.” If the provisions set forth in this paragraph apply, references in this Description of the 2019 Corporate Units to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash. Neither we, the purchase contract agent, the collateral agent or anyone else will invest that cash.
The applicable ownership interests in the Treasury portfolio will be substituted for the shares of convertible preferred stock that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to $1,000 multiplied by the number of shares of convertible preferred stock that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts. For the avoidance of doubt, any failure to apply proceeds as described above solely as a result of a failure by the U.S. government to pay the principal amount of or any interest on any Treasury security in the Treasury portfolio shall not constitute an event of default under a purchase contract. If, as a result of any such failure, there are insufficient proceeds from the Treasury portfolio to satisfy the Corporate Unit holders’ obligations to purchase common stock under the purchase contracts, we will delay settlement of the purchase contracts until such time as such proceeds are available.

If we elect to remarket the convertible preferred stock during an optional remarketing period and a successful remarketing has not occurred on or prior to the last day of the optional remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.
Final Remarketing
Unless (i) a termination event has occurred or (ii) the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units as a result of a successful optional remarketing, the remarketing agent will remarket the shares of convertible preferred stock that are components of the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units,” during each day of the five business day period ending on November 11, 2022 (the second business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the convertible preferred stock offered in the final marketing as the “final remarketing date.”
The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. To obtain that price, we may change the earliest redemption date to a later date, increase the dividend rate, increase the conversion rate of the convertible preferred stock and/or elect whether the fundamental change conversion right applies, as described under “Description of the Convertible Preferred Stock—Increased Dividend Rate and Increased Conversion Rate.” We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the remarketing no later than October 20, 2022. In our notice of a final remarketing, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate shares of convertible preferred stock to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units or Cash Settled Units, if applicable, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of an ownership interest in a share of convertible preferred stock that is a part of a Corporate Unit in the case of a failed final remarketing if such holder wishes not to have its ownership interests in shares of convertible preferred stock automatically delivered to us as described in this Description of the 2019 Corporate Units in satisfaction of its obligation under the related purchase contracts.
We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last business day of the final remarketing period.
If the final remarketing is successful:

•	settlement of the remarketed convertible preferred stock will occur on the purchase contract settlement date;

•
if applicable, the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not remarketed) will be increased, effective on the purchase contract settlement date;

•	if applicable, the earliest redemption date will be changed to a later date, effective on the purchase contract settlement date;

•
any other modified terms of the convertible preferred stock (including whether the fundamental change conversion right applies) will take effect on the purchase contract settlement date in accordance with the terms of the certificate of amendment;

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors;

•
a portion of the proceeds from the remarketing equal to $1,000 multiplied by the number of shares of convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date and any remaining proceed will be promptly remitted to the holder after the purchase contract settlement date; and

•
proceeds from the remarketing attributable to holders who have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the related convertible preferred stock on or prior to the last day of the final remarketing period, at a price equal to or greater than $1,000 multiplied by the aggregate number of shares of convertible preferred stock to be remarketed or (2) the final remarketing has not occurred on or prior to the last day of the final remarketing period because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, the ownership interests in the shares of convertible preferred stock held as a part of Corporate Units will be automatically delivered to us, on the purchase contract settlement date, in full satisfaction of the Corporate Unit holder’s obligation to purchase our common stock under the related purchase contract, unless the holder has elected otherwise, as set forth under “Description of the Convertible Preferred Stock—Automatic Settlement Upon Failed Final Remarketing.”
If a successful remarketing has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News or the Dow Jones News Service.
Early Settlement
Subject to the conditions described below, a holder of Corporate Units or Treasury Units may elect to settle the related purchase contracts at any time prior to the close of business on the scheduled trading day immediately preceding the first day of the market value averaging period, other than during a blackout period. In the case of Corporate Units and Treasury Units, such early settlement may only be made in integral multiples of 10 purchase contracts.
In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$100 times the number of purchase contracts being settled; plus

•
if the “early settlement date” (as defined below) for any purchase contract occurs during the period from the close of business on any contract adjustment payment record date to the opening of business on the related payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled, unless we have elected to defer the contract adjustment payments payable on such date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.
The early settlement right is also subject to the condition that, if we determine that it is required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).
Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will issue, for each purchase contract being settled, 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “—Purchase of Common Stock” above as if the “applicable market value” were the average of the daily VWAPs of our common stock during the early settlement averaging period.
We will cause the related shares of convertible preferred stock or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contract to be released from the pledge under the purchase contract and pledge agreement, and delivered within two business days following the early settlement date, to the purchase contract agent on behalf of the holder, free and clear of our security interest. In addition, we will issue the number of shares of our common stock to be issued upon settlement of the purchase contract within two business days following the last day of the early settlement averaging period, to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will terminate (except for contract adjustment payments payable to the holders of record on the applicable record date), and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.
If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $100 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the “early settlement date.” If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the “early settlement date.”

Early Settlement Upon a Fundamental Change
If a fundamental change (as defined below) occurs prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this Description of the 2019 Corporate Units, will have the right to settle the purchase contract early on the fundamental change early settlement date (as defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below under “—Calculation of Make-Whole Shares”), plus an additional number of shares determined as set forth below (such additional number referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”
A “fundamental change” will be deemed to have occurred at the time after the Equity Units are originally issued if any of the following occurs:
(i)    any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events occurs pursuant to which 50% or more of our outstanding common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction, listed on a United States national or regional securities exchange for a period of 30 or more consecutive trading days; or
(ii)    our common stock ceases to be listed or quoted on a United States national or regional securities exchange for 30 or more consecutive trading days.
The fundamental change early settlement right is subject to the condition that at such time, if so required under U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering shares of our common stock and other securities, if any, to be delivered pursuant to the purchase contracts being settled. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering our common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). The fundamental change early settlement date will be postponed by the number of days during the period on which no such registration statement is effective, except that the fundamental change early settlement date will not be postponed beyond the purchase contract settlement date. If, but for the exception contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the stock price (as defined below under “—Calculation of Make-Whole Shares”) in such fundamental change.
To the extent practicable, we will provide each holder of Equity Units with a notice of the anticipated effective date of a fundamental change at least 20 business days prior to such anticipated effective date, but in any event not later than the earlier of the effective date and two business days following our becoming aware of the occurrence of such fundamental change. In addition, we will provide each holder of Equity Units with a notice of a fundamental change within five business days after the effective date of the fundamental change. The notice will specify:

(1)
a date on which the fundamental change early settlement will occur (the “fundamental change early settlement date”), which shall be at least 10 business days after the effective date of such fundamental change but, subject to the foregoing, no later than the earlier of (x) 20 business days after the effective date of such fundamental change and (y) one business day prior to (i) the first day of the commencement of an optional remarketing period, or (ii) if we have not specified an optional remarketing period or the optional remarketing is not successful, the first day of the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date;

(2)    the date by which holders must exercise the fundamental change early settlement right;
(3)    the applicable settlement rate and number of make-whole shares;

(4)	the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement; and

(5)
the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. Notwithstanding the foregoing, if the final remarketing period begins less than 10 business days following the occurrence of a fundamental change, the notice will specify the purchase contract settlement date as the fundamental change early settlement date.

To exercise the fundamental change early settlement right, a holder must, no later than the second business day prior to the fundamental change early settlement date:

•	deliver to the purchase contract agent a completed “Election to Settle Early Following a Fundamental Change” form;

•	deliver to the purchase contract agent the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form; and

•	deliver to the purchase contract agent cash in immediately available funds equal to $100 times the number of purchase contracts being settled.
So long as Equity Units are held as a beneficial interest in a global security certificate deposited with the depositary, procedures for fundamental change early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.
If a holder exercises the fundamental change early settlement right, we will deliver to the holder on the fundamental change early settlement date for each purchase contract with respect to which they have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares, together with accrued and unpaid contract adjustment payments to the fundamental change early settlement date; provided that if a fundamental change early settlement date falls after a record date and on or prior to the corresponding contract adjustment payment date, we will pay the full amount of accrued and unpaid contract adjustment payments, if any, due on such contract adjustment payment date to the holder of record at the close of business on the corresponding record date.
The holder will also receive on the fundamental change early settlement date the shares of convertible preferred stock or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate

Units or Treasury Units, as the case may be, with respect to which such holder is effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent, on behalf of the holder, free and clear of our security interest. In the case of Corporate Units, if such holder has elected to settle the purchase contracts, such holder will also receive on the fundamental change early settlement date the aggregate number of shares of convertible preferred stock underlying the Corporate Units. If a holder does not elect to exercise the fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.
Holders of Corporate Units and Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 10 purchase contracts.
The terms of the convertible preferred stock provide that if a fundamental change occurs on or after a successful remarketing, there will be no fundamental change conversion right. However, we may, in connection with a remarketing, nonetheless elect for the fundamental change conversion right to apply to the terms of the convertible preferred stock, but we are not obligated to do so. See “Conversion Rights—Adjusted Conversion Rate Upon a Fundamental Change.”
Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•
in the case of a fundamental change described in clause (i) of the definition of fundamental change above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•	in all other cases, the average of the closing prices of our common stock for the 10 consecutive trading days immediately prior to but not including the effective date.
For purposes of this “Description of the Purchase Contracts” section, the stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the maximum settlement rate in a manner inversely proportional to the adjustments to the maximum settlement rate. Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the maximum settlement rate as set forth under “—Anti-dilution Adjustments.”

Effective Date	$30.00	$60.00	$80.00	$100.00	$120.00	$159.45	$170.00	$180.00	$191.34	$200.00	$220.00	$240.00	$260.00	$280.00	$300.00	$350.00	$400.00
November 13, 2019	0.4746	0.2165	0.1440	0.0933	0.0544	0.0000	0.0281	0.0518	0.0756	0.0694	0.0574	0.0477	0.0399	0.0336	0.0284	0.0189	0.0124
November 15, 2020	0.3196	0.1478	0.0998	0.0637	0.0327	0.0000	0.0125	0.0366	0.0609	0.0551	0.0440	0.0354	0.0288	0.0237	0.0197	0.0127	0.0083
November 15, 2021	0.1617	0.0754	0.0530	0.0355	0.0158	0.0000	0.0000	0.0217	0.0452	0.0391	0.0280	0.0204	0.0154	0.0120	0.0096	0.0061	0.0040
November 15, 2022	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The actual stock price and effective date may not be set forth on the table, in which case:

•
if the actual stock price is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of make-whole shares will be determined by a straight-line interpolation between the make-whole share amounts set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•	if the stock price exceeds $400.00 per share, subject to adjustment in the same manner as the stock prices in the table above, then the make-whole share amount will be zero; and

•
if the stock price is less than $30.00 per share, subject to adjustment in the same manner as the stock prices in the table above (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight-line interpolation, as described above, if the actual effective date is between two effective dates on the table.

Contract Adjustment Payments
Contract adjustment payments in respect of Corporate Units, Treasury Units and Cash Settled Units will be payable in cash, shares of our common stock or a combination thereof, unless we have previously irrevocably elected a contract adjustment payment method to apply, at a rate per year of 5.25% of the stated amount of $100 per purchase contract. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month. Contract adjustment payments will accrue from the date of original issuance of the Corporate Units to (but excluding) the earliest occurrence of a termination event, the purchase contract settlement date, the fundamental change early settlement date (if applicable) and the most recent quarterly payment date on or before any early settlement of the related purchase contracts (if applicable), and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2020 (we refer to each of these dates as a “contract adjustment payment date”).
Contract adjustment payments are payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which are the first day of the month on which the relevant contract adjustment payment date falls (whether or not a business day) or if the Equity Units are held in global book-entry form, the record date will be the business day immediately preceding the applicable contract adjustment payment date. Contract adjustment payments are payable to such record holders notwithstanding the occurrence of any early settlement date or fundamental change early settlement date following a record date and on or prior to the open of business on the related payment date, except that holders will be required to pay us, in connection with any early settlement (other than in connection with a fundamental change), an equivalent payment as described under “—Early Settlement” above. These distributions are paid through the purchase contract agent, who distributes amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units, Treasury Units and Cash Settled Units.
If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day and no interest or payment will be paid in respect of the delay, if any.
Our obligations with respect to contract adjustment payments are subordinated and junior in right of payment to our existing and future indebtedness. Upon certain events of our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.
We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until the purchase contract settlement date; provided, however, that in (x) an early settlement upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the fundamental change early settlement date and (y) an early settlement other than upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the quarterly contract adjustment payment date immediately preceding the early settlement date.
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 5.25% per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to, but excluding, the date such deferred contract adjustment payments are made. We refer to these additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.
If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay any dividends or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock (including the convertible preferred stock).
The restrictions listed above do not apply to:

•
purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•
any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•
any dividend or distribution in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

•
payments on any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; and

•
any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Method of Payment of Contract Adjustment Payments
Subject to the limitations described below, we may elect to pay any contract adjustment payment (or any portion of any contract adjustment payment) on the Equity Units (whether or not for a current quarterly period or any prior quarterly period), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.
We will make each contract adjustment payment in cash, except to the extent we elect, or have previously elected, to make all or any portion of such payment in shares of our common stock. To the extent we do not elect to defer such payment, unless we have previously irrevocably elected a contract adjustment payment method, we will give the holders of the Equity Units notice of any election with respect to any particular contract adjustment payment and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than eight scheduled trading days prior to the payment date for such contract adjustment payment.
If we elect, or have previously irrevocably elected, to make any such contract adjustment payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.
Without the consent of any holders of purchase contracts, we may, by notice to such holders through the purchase contract agent, irrevocably elect whether we will pay contract adjustment payments in cash, shares of our common stock or a combination thereof (a “contract adjustment payment method”) and, if applicable, the amount or percentage of a contract adjustment payment to be paid in common stock that will apply to any contract adjustment payment following such notice (unless a contract adjustment payment method has previously been designated) and, subject to the foregoing, specify the effective time of such election (which, for the avoidance of doubt, may be at any time subsequent to the delivery of such notice). Our irrevocable election of a contract adjustment payment method as described herein may be made by us in our sole discretion.
No fractional shares of common stock will be delivered to the holders of the Equity Units in respect of contract adjustment payments. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of Equity Units held by such holder (or, if the Equity Units are held in global book-entry form, based on the applicable procedures of the depositary for determining such number of Equity Units).
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as a contract adjustment payment, including contract adjustment payments paid in connection with a fundamental change early settlement, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable by non-affiliates of ours without registration. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).
Anti-dilution Adjustments
The maximum settlement rate is subject to the following adjustments:
(1) If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the maximum settlement rate will be adjusted based on the following formula:
SR1 = SR0 x (OS1/OS0)
where,

SR0 =
the maximum settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

SR1 =	the maximum settlement rate in effect immediately after the close of business on such record date or such effective date, as the case may be;
OS0 =
the number of shares of our common stock outstanding immediately prior to the close of business on such record date or such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1 =	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.
Any adjustment made pursuant to this paragraph (1) shall become effective as of the close of business on (x) the record date for such dividend or other distribution or (y) the effective date for such share split or share combination becomes effective, as applicable. If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.
(2) If we distribute to all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the date of the time of announcement of such issuance, the maximum settlement rate will be increased based on the following formula:
SR1 = SR0 x (OS0 + X) / OS0 + Y)
where,

SR0 =	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;
SR1 =	the maximum settlement rate in effect immediately after the close of business on such record date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =
the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding date of announcement for the issuance of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new maximum settlement rate shall be readjusted, as of the date of such expiration, to the maximum settlement rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.
For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.
(3) (a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock (excluding (i) any dividend, distribution, rights, warrants or options as to which an adjustment was effected pursuant to clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash, and (iii) any spin-off to which the provisions in clause 3(b) below apply), the maximum settlement rate will be increased based on the following formula:
SR1 = SR0 x SP0 / (SP0 – FMV)
where,

SR0 =	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;
SR1 =	the maximum settlement rate in effect immediately after the close of business on such record date;
SP0 =	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =
the fair market value (as determined in good faith by our board of directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of our common stock.

Notwithstanding the foregoing, if “FMV” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness or other assets or property that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.
(b) However, if we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off”, then the maximum settlement rate will instead be increased based on the following formula:
SR1 = SR0 x (FMV0 + MP0) / MP0
where,

SR0 =	the maximum settlement rate in effect immediately prior to the end of the valuation period (as defined below);
SR1 =	the maximum settlement rate in effect immediately after the end of the valuation period;
FMV0 =
the average of the closing price of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the third trading day immediately following the ex-dividend date for such dividend or distribution with respect to our common stock on the New York Stock Exchange or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for our common stock (the “valuation period”); and

MP0 =	the average of the closing price of our common stock over the valuation period.
The adjustment to the maximum settlement rate under this paragraph 3(b) will occur on the last day of the valuation period; provided that if a holder elects to early settle the purchase contracts, or the purchase contract settlement date occurs, in either case, during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the date on which such holder elected its early settlement right, or the business day immediately preceding the purchase contract settlement date, as the case may be, in determining the maximum settlement rate.
If any dividend or distribution described in this paragraph (3) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(4) If any regular, quarterly cash dividend or distribution is made to all or substantially all holders of our common stock during any quarterly fiscal period exceeds $0.69 per share (the “reference dividend”), the maximum settlement rate will be increased based on the following formula:
SR1 = SR0 x [(SP0 – T) / (SP0 – C)]

SR0 =	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;
SR1 =	the maximum settlement rate in effect immediately after the close of business on such record date;
SP0 =	the closing price of our common stock on the record date for such distribution;
C =	the amount in cash per share we distribute to holders of our common stock; and
T =	the reference dividend; provided that if the dividend or distribution is not a regular quarterly cash dividend, the reference dividend will be deemed to be zero.
Notwithstanding the foregoing, if “C” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.
The reference dividend will be subject to an inversely proportional adjustment whenever the maximum settlement rate is adjusted, other than pursuant to this paragraph (4). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.
If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.
(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the maximum settlement rate will be increased based on the following formula:
SR1 = SR0 x [(FMV + (SP1 x OS1)] / (SP1 –OS0)]
where,

SR0 =	the maximum settlement rate in effect immediately prior to the close of business on the trading day on which such tender or exchange offer expires;
SR1 =	the maximum settlement rate in effect immediately after the close of business on the trading day immediately following the date such tender or exchange offer expires;
FMV =
the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), at the close of business on the trading day immediately following the date such tender or exchange offer expires, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS0 =
the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1 =
the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 =	the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.
The adjustment to the maximum settlement rate under the preceding paragraph (5) will occur at the close of business on the trading day on which such tender or exchange offer expires.
The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, a holder will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case the maximum settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.
For United States income tax purposes, holders may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the maximum settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), their proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the maximum settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, the holder will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the maximum settlement rate might give rise to a taxable dividend to the holder even though they will not receive any cash in connection with such adjustment. In addition, Non-U.S. Holders may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax.
In addition, we may increase the maximum settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.
Adjustments to the maximum settlement rate will be calculated to the nearest ten thousandth of a share. No adjustment to the maximum settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the maximum settlement rate. If any adjustment is not required to be made because it would not change the maximum settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made not later than the purchase contract settlement date, any early settlement date and the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.
No adjustment to the maximum settlement rate will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.
Except as described above, the maximum settlement rate will not be adjusted:

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock;

•	for accumulated and unpaid contract adjustment payments.
We will, as promptly as practicable after the maximum settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.
If an adjustment is made to the maximum settlement rate, an adjustment also will be made to the reference price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date, any early settlement date or any fundamental change early settlement date.
If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the market value averaging period or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the fundamental change early settlement date and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the maximum settlement rate and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.
Reorganization Events
The following events are defined as “reorganization events”:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to another person of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory exchange of our common stock;
in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (“exchange property”).
Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of exchange property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock.
In the event of such a reorganization event, the person formed by such consolidation or surviving such merger or, if other than us, the person which acquires our assets and those of our subsidiaries substantially as an entirety will execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) will have the rights described in the preceding paragraph and expressly assuming all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock and the remarketing agreement. Such supplemental agreement will provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the maximum settlement rate, which, for events subsequent to the effective date of such reorganization event, will be as nearly equivalent as may be practicable, as determined by us in our sole commercially reasonable discretion, to the adjustments provided for under “—Anti-dilution Adjustments” above (it being understood that any such adjustment may be zero and that no such adjustments shall be required with respect to any portion of the exchange property that consists of cash). The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.
In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.
Termination
The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units, Treasury Units and Cash Settled Units thereunder, including the holders’ obligation and right to purchase and receive shares of our common stock and the right to receive accrued and unpaid contract adjustment payments (including deferred contract adjustment payments), will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us.
Upon any such termination and receipt of written notice from the purchase contract agent of the same, the collateral agent will release the convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash, as the case may be, from the pledge arrangement and transfer such convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash to the purchase contract agent for distribution to the holders of Corporate Units, Treasury Units and Cash Settled Units. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under Section 362 of the U.S. Bankruptcy Code or other relief sought by the collateral agent, the purchase contract agent or other party asserting an interest in the pledged securities or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party.
Moreover, claims arising out of the convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.
Pledged Securities and Pledge
The shares of convertible preferred stock that are a component of the Corporate Units or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the Treasury securities that are a component of the Treasury Units or cash that is a component of the Cash Settled Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure a holder’s obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units, Treasury Units and Cash Settled Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units, Treasury Units or Cash Settled Units will be permitted to withdraw the pledged securities related to such Corporate Units, Treasury Units or Cash Settled Units from the pledge arrangement except:

•
in the case of Corporate Units, to substitute a Treasury security or cash, as the case may be, for the related convertible preferred stock as provided for under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock” and “Description of the Equity Units—Creating Cash Settled Units”;

•
in the case of Treasury Units, to substitute convertible preferred stock for the related Treasury security, as provided for under “Description of the Equity Units—Recreating Corporate Units from Treasury Units”; and

•	upon any early settlement, cash settlement or termination of the related purchase contracts.
Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, is entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related convertible preferred stock. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, will retain ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. Each holder of Cash Settled Units will retain ownership of the related cash pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.
Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from us, to the holders in whose names the Corporate Units, Treasury Units or Cash Settled Units are registered at the close of business on the record date preceding the date of such distribution.

Certain Provisions of the Purchase Contract and Pledge Agreement
General
Except as described under “—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” below, payments on the Corporate Units, Treasury Units and Cash Settled Units are payable, the purchase contracts will be settled and transfers of the Corporate Units, Treasury Units and Cash Settled Units are registrable at the offices or agency of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units, Treasury Units or Cash Settled Units do not remain in book-entry only form, we have the option to make payments on the Corporate Units, Treasury Units and Cash Settled Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.
Shares of our common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, see “Description of the Purchase Contracts—Termination”) at the offices or agency of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit, Treasury Unit or Cash Settled Unit certificate, if in certificated form.
If Corporate Units, Treasury Units or Cash Settled Units are in certificated form and a holder fails to present and surrender the certificate evidencing the Corporate Units, Treasury Units or Cash Settled Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of our common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of our common stock, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity or security that may be required by the purchase contract agent and us.
If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units, Treasury Units or Cash Settled Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity or security described above.
No service charge will be made for any registration of transfer or exchange of the Corporate Units, Treasury Units or Cash Settled Units, except for any tax or other governmental charge that may be imposed in connection therewith.
The purchase contract agent has no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.
Modification
The purchase contract and pledge agreement contains provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to conform the provisions of the purchase contract and pledge agreement to the description contained in this Description of the 2019 Corporate Units;

•	irrevocably elect a contract adjustment payment method to apply;

•	to cure any ambiguity, defect, inconsistency or mistake; or

•
to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units in any material respect.

The purchase contract and pledge agreement contains provisions preventing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	change the place or currency or method of payment or reduce any contract adjustment payments;

•
impair the right to institute suit for the enforcement of a purchase contract or any contract adjustment payment or deferred contract adjustment payment (including compounded contract adjustment payments thereon);

•
except as described under “Description of the Purchase Contracts—Early Settlement” or “—Anti-dilution Adjustments,” reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock issuable on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement;

•
adversely affect the holder’s rights under a purchase contract in any material respect, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description contained in this Description of the 2019 Corporate Units will not be deemed to adversely affect the interests of the holders;

•
change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments); or

•
reduce the above-stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

provided that if any amendment or proposal would adversely affect only the Corporate Units, only the Treasury Units or only the Cash Settled Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the immediately preceding eight bullets above, all of the holders of such voting group.
We are entitled to set any day as a record date for the purpose of determining the holders of outstanding Equity Units entitled to give or take any demand, direction, consent or other action under the Equity Units, in the manner and subject to the limitations provided in the purchase contract and pledge agreement. In certain circumstances, the purchase contract agent also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular Equity Units, such action may be taken only by persons who are holders of such Equity Units at the close of business on the record date.
No Consent to Assumption; Agreement by Purchasers
Each holder of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit, Treasury Unit or Cash Settled Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.
Merger, Sale or Lease
We covenant in the purchase contract and pledge agreement that we will not merge or consolidate with any entity or sell, convey, transfer, assign or otherwise dispose of all or substantially all of our assets unless:

•
either we are the continuing corporation or the successor entity is an entity duly organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes and this other entity expressly assumes all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock and the remarketing agreement by one or more supplemental agreements;

•
we are not, or such successor entity is not, immediately after such merger, consolidation, sale, conveyance, transfer, assignment or other disposition, in default of payment obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock or the remarketing agreement or in material default in the performance of any other obligations thereunder; and

•	an officer’s certificate and opinion of counsel is delivered to the purchase contract agent.
In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer, assignment or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we shall be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units, Treasury Units and Cash Settled Units.
Title
We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units, Treasury Units or Cash Settled Units as the absolute owner of the Corporate Units, Treasury Units or Cash Settled Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.
Replacement of Equity Unit Certificates
In the event that physical certificates have been issued, any mutilated Corporate Unit, Treasury Unit or Cash Settled Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit, Treasury Unit or Cash Settled Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit, Treasury Unit or Cash Settled Unit certificate, an indemnity or security satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.
Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit, Treasury Unit or Cash Settled Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit, Treasury Unit or Cash Settled Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity or security described above, will deliver the shares of our common stock issuable pursuant to the purchase contracts included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate.
Governing Law
The purchase contracts and the purchase contract and pledge agreement are governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Purchase Contract Agent
The Bank of New York Mellon Trust Company, N.A. is the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units, Treasury Units and Cash Settled Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units, the Cash Settled Units or the purchase contract and pledge agreement.
The purchase contract and pledge agreement contains provisions limiting the liability of and providing indemnification to the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent
HSBC Bank USA, National Association is the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units, the Treasury Units and the Cash Settled Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.
HSBC Bank USA, National Association and its affiliates maintain banking relationships with us and HSBC Bank USA, National Association is the collateral agent for our Equity Units issued in May, 2017, as well as the trustee for our 2052 Debentures.
The purchase contract and pledge agreement contains provisions limiting the liability of and providing indemnification to the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
Miscellaneous
The purchase contract and pledge agreement provide that we will pay all fees and expenses (including fees and expenses of counsel) related to the retention of the collateral agent and the purchase contract agent. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or Cash Settled Units or recreating Corporate Units, however, will be responsible for any fees or expenses (including fees and expenses of counsel) payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.
Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units
The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, acts as securities depositary for the Corporate Units, Treasury Units and Cash Settled Units. The Corporate Units were and the Treasury Units and Cash Settled Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units, Treasury Units and Cash Settled Units, was issued and deposited with the depositary or its custodian, bearing a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Corporate Units, Treasury Units and Cash Settled Units so long as the Corporate Units, Treasury Units and Cash Settled Units are represented by global security certificates.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 1A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.
We will issue the Corporate Units, the Treasury Units and Cash Settled Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 calendar days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units, Treasury Units or Cash Settled Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units, Treasury Units or Cash Settled Units. If we determine at any time that the Corporate Units, Treasury Units or Cash Settled Units shall no longer be represented by global security certificates, we will inform the depositary of such determination and the depositary will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit, Treasury Unit or Cash Settled Unit, or portion thereof that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit, Treasury Unit or Cash Settled Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units, Treasury Units and Cash Settled Units represented by these certificates for all purposes under the Corporate Units, Treasury Units, Cash Settled Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units, the Treasury Units or the Cash Settled Units represented by these global security certificates registered in their names, and

•
will not be considered to be owners or holders of the global security certificates or any Corporate Units, Treasury Units or Cash Settled Units represented by these certificates for any purpose under the Corporate Units, Treasury Units, Cash Settled Units or the purchase contract and pledge agreement.

All payments on the Corporate Units, Treasury Units and Cash Settled Units represented by the global security certificates and all transfers and deliveries of related convertible preferred stock, Treasury securities, cash and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.
Ownership of beneficial interests in the global security certificates is limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates are shown only on, and the transfer of those ownership interests are effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement, will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.
The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Description of the Convertible Preferred Stock
General
Under our Restated Certificate of Incorporation, as amended, our board of directors designated up to 750,000 shares of our authorized but unissued preferred stock as, and approved a certificate of amendment creating, a series of our preferred stock, designated as the 0% Series D Cumulative Perpetual Convertible Preferred Stock, which we refer to as the “convertible preferred stock.” We shall not (i) change any terms of the convertible preferred stock except as set forth in the certificate of amendment and (ii) issue any additional shares of the convertible preferred stock other than in accordance with the certificate of amendment.
We issued an aggregate of 750,000 shares of the convertible preferred stock.
Each Corporate Unit includes a 1/10, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock with an initial $1,000 liquidation preference that corresponds to the stated amount of $100 per Corporate Unit.
We do not intend to list the convertible preferred stock that are not a part of Corporate Units on any securities exchange.
Ranking
The convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•
senior to all classes or series of our common stock, and if issued, our authorized Series A Junior Participating Preferred Stock, and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•
on parity with (a) our 0% Series C Cumulative Perpetual Convertible Preferred Stock and (b) any other class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).
The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the convertible preferred stock.
In the case of our liquidation, dissolution or winding up, holders of the convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.
The convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets.

No Dividends
The convertible preferred stock does not bear any dividends and the liquidation preference of the convertible preferred stock does not accrete.
Dividends Following a Successful Remarketing
In connection with a successful remarketing of the convertible preferred stock, the dividend rate on the convertible preferred stock may be increased as described under “—Increased Dividend Rate and Increased Conversion Rate” below. From and after the settlement date for such a remarketing in connection with which the dividend rate on the convertible preferred stock is increased (a “dividend increase remarketing”), cumulative dividends on the convertible preferred stock will be payable, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, on the $1,000 liquidation preference per share of the convertible preferred stock, payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, unless we have previously irrevocably elected a dividend payment method to apply.
If the dividend on the convertible preferred stock is so increased, dividends will accumulate from the remarketing settlement date or if dividends shall have been paid on the convertible preferred stock thereafter, from the most recent date of payment, and will be payable to investors quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, each a “dividend payment date,” commencing no earlier than February 15, 2023, to the person whose name appears in our stock records at the close of business on the applicable record date, which will be the first day of the month on which the relevant dividend payment date falls (whether or not a business day) or, if the separate shares of the convertible preferred stock are held in global book-entry form, the record date will be the business day immediately preceding the applicable dividend payment date. We refer to each period beginning on and including a dividend payment date (or, if no dividends have been paid on the convertible preferred stock, the remarketing settlement date) to but excluding the next dividend payment date as a “dividend period.”
We will calculate dividends on the convertible preferred stock on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the convertible preferred stock will cease to accumulate upon conversion, as described below.
If a dividend payment date falls on a date that is not a business day, such dividend payment date will be postponed to the next succeeding business day, provided that, if such business day falls in the next succeeding calendar month, the dividend payment date will be brought forward to the immediately preceding business day.
Dividends on the convertible preferred stock after a dividend increase remarketing will accumulate whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.
So long as any shares of convertible preferred stock remain outstanding, except as described below, unless full cumulative dividends on the convertible preferred stock for all past dividend periods (including compounded dividends thereon) shall have been or contemporaneously are declared and paid or declared and a sum or number of shares of common stock sufficient for the payment thereof is set apart for payment, we will not:

•
declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the convertible preferred stock (including our 0% Series C Cumulative Perpetual Convertible Preferred Stock), for any period;

•
redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the convertible preferred stock (including our 0% Series C Cumulative Perpetual Convertible Preferred Stock); or

•	make any contract adjustment payments under the purchase contracts or any payment under any similar agreement providing for the issuance by us of capital stock on a forward basis.
The foregoing sentence, however, will not prohibit:

•
purchases, redemptions or other acquisitions of shares of capital stock ranking junior to the convertible preferred stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

•
purchases of shares of our common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the first dividend period for which dividends are unpaid, including under a contractually binding stock repurchase plan;

•
the purchase of, or the payment of cash in lieu of, fractional interests in shares of capital stock ranking junior to the convertible preferred stock issued by us (i) in connection with a bona fide acquisition of a business or (ii) pursuant to the conversion or exchange provisions of such capital stock or securities convertible into or exchangeable for such capital stock;

•
any declaration of a dividend on our capital stock in connection with the implementation of a shareholders rights plan designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•
dividends or distributions payable solely in capital stock ranking junior to the convertible preferred stock, or warrants, options or rights to acquire such capital stock, other than any indebtedness or our capital stock ranking, as to dividends or upon liquidation, on parity with or senior to the convertible preferred stock, in each case, convertible into our capital stock ranking junior to the convertible preferred stock; or

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the convertible preferred stock.
We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could, under the above paragraph, purchase or otherwise acquire such shares at such time and in such manner. We refer to the provisions described in this paragraph and the above paragraph as the “dividend blocker provisions.”

When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the convertible preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock, we will declare any dividends upon the convertible preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock pro rata, so that the amount of dividends declared per share of the convertible preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the convertible preferred stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.
Any accumulated and unpaid dividends will accumulate additional dividends at the then-current dividend rate until paid, compounded quarterly, to, but excluding, the payment date. We refer to these additional dividends that accumulate on accumulated and unpaid dividends as “compounded dividends” and the payments in respect thereof as “compounded dividend payments.”
Holders of shares of the convertible preferred stock are not entitled to any dividends in excess of the full cumulative dividends (including compounded dividends) on the convertible preferred stock as described above. Any dividend payment made on the convertible preferred stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable.
No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the convertible preferred stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the convertible preferred stock, may be limited by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by applicable Connecticut law.
Method of Payment of Dividends
Subject to the limitations described below, we may pay any dividend (or any portion of any dividend) on the convertible preferred stock (whether or not for a current dividend period or any prior dividend period), determined in the sole discretion of our board of directors, or an authorized committee thereof:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.
We will make each payment of a dividend on the convertible preferred stock in cash, except to the extent we elect, or have previously elected, to make all or any portion of such payment in shares of our common stock. Unless we have previously irrevocably elected a dividend payment method to apply, we will give the holders of the convertible preferred stock notice of any election with respect to any particular dividend payment, the portion of such payment that will be made in cash and the portion of such payment that will be made in common stock no later than eight scheduled trading days prior to the dividend payment date for such dividend.
If we elect, or have previously irrevocably elected, to make any such payment of a dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.

Without the consent of any holders of the convertible preferred stock, we may, by notice to such holders, irrevocably elect whether we will pay dividend payments in cash, shares of our common stock or a combination thereof (a “dividend payment method”) and, if applicable, the amount or percentage of a dividend payment to be paid in common stock that will apply to any dividend payment following such notice (unless a dividend payment method has previously been designated) and, subject to the foregoing, specify the effective time of such election (which, for the avoidance of doubt, may be at any time subsequent to the delivery of such notice). Our irrevocable election of a dividend payment method as described herein may be made by us in our sole discretion.
No fractional shares of common stock will be delivered to the holders of the convertible preferred stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of shares of convertible preferred stock held by such holder (or, if the convertible preferred stock is held in global book-entry form, based on the applicable procedures of the depositary for determining such number of shares).
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable by non-affiliates of ours without registration. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).
Any dividends paid in shares of our common stock will be subject to the listing standards of the New York Stock Exchange, if applicable.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the convertible preferred stock, holders of shares of the convertible preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $1,000 per share of the convertible preferred stock, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) (which will only accrue after a dividend increase remarketing) up to but excluding the date of payment, but subject to the prior payment in full of all our liabilities and the payment of our senior stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of the convertible preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the convertible preferred stock in the distribution of assets, then holders of shares of the convertible preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the convertible preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of shares of the convertible preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of the convertible preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
No Maturity
The convertible preferred stock has no maturity date, but we are permitted to redeem the convertible preferred stock as described under “—Optional Redemption.” Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of the convertible preferred stock decides, subject to satisfaction of the conditions described herein, to convert it, or we elect to redeem it. See “—Conversion Rights,” and “—Optional Redemption” below.
Optional Redemption
We do not have the right to redeem any shares of the convertible preferred stock before December 22, 2022. On or after December 22, 2022, we will have the option to redeem some or all the shares of the convertible preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated and unpaid dividends, if any (whether or not declared) (which will only accrue after a dividend increase remarketing) to, but excluding, the redemption date. The redemption price will be paid solely in cash. In connection with a successful remarketing of the convertible preferred stock, the earliest redemption date for the convertible preferred stock may be changed to a later date.
In the event of a redemption, we will request that the depositary notify its participants holding convertible preferred stock or, if the convertible preferred stock is in certificated form, send a written notice by first class mail to each holder of record of the convertible preferred stock at such holders registered address, not fewer than 25 scheduled trading days nor more than 90 calendar days prior to the redemption date, stating, among other things, the redemption price and, if we have not previously irrevocably elected a settlement method to apply, the settlement method of the convertible preferred stock if the holder elects to convert. In addition, we will (i) issue a press release containing such information and (ii) publish such information on our website. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date.
If we give notice of redemption, then, by 12:00 p.m., New York City time, on the redemption date, to the extent funds are legally available, we shall, with respect to:

•
shares of the convertible preferred stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock; and

•
shares of the convertible preferred stock held in certificated form, deposit or cause to be deposited, irrevocably with the paying agent cash sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock upon surrender to the paying agent of their certificates evidencing their shares of the convertible preferred stock.

If on the redemption date DTC or the paying agent holds cash sufficient to pay the redemption price for the shares of the convertible preferred stock delivered for redemption in accordance with the terms of the certificate of amendment, dividends, if any, will cease to accumulate on those shares of the convertible preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price. Payment of the redemption price for the shares of the convertible preferred stock is conditioned upon book-entry transfer of or physical delivery of certificates representing the convertible preferred stock, together with necessary endorsements, to the paying agent, or to the paying agent’s account at DTC, at any time after delivery of the redemption notice. Payment of the redemption price for the convertible preferred stock will be made (i) if book-entry transfer of or physical delivery of the convertible preferred stock has been made by or on the redemption date, on the redemption date, or (ii) if book-entry transfer of or physical delivery of the convertible preferred stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the convertible preferred stock.
If the redemption date falls after a dividend payment record date that occurs after a dividend increase remarketing and before the related dividend payment date, holders of the shares of convertible preferred stock at the close of business on that dividend payment record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date. The redemption price payable on such redemption date will include only the liquidation preference, but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.
In the case of any partial redemption, we will select the shares of convertible preferred stock to be redeemed on a pro rata basis, by lot or any other method that we, in our discretion, deem fair and appropriate.
We do not have the right to authorize, issue a press release or give notice of redemption unless (a) we have funds legally available for the payment of the aggregate redemption price and (b) prior to giving the notice, (i) all accumulated and unpaid dividends on the convertible preferred stock (whether or not declared) for dividend periods ended prior to the date of such notice of redemption shall have been or contemporaneously are declared and paid out of legally available funds and (ii) if the redemption date occurs following a record date that occurs after a dividend increase remarketing and prior to the related dividend payment date, a cash dividend for the related dividend period has been declared and sufficient funds legally available therefor have been set aside for payment of such dividend.
Limited Voting Rights
Holders of shares of the convertible preferred stock generally do not have any voting rights, except as set forth below and as required by law. In matters where holders of the convertible preferred stock are entitled to vote, each share of the convertible preferred stock shall be entitled to one vote.
Preferred Stock Directors
If at any time after a dividend increase remarketing, dividends on the convertible preferred stock have not been declared and paid in full for six or more dividend periods from and after such successful remarketing, whether or not consecutive (which we refer to as a “preferred dividend default”), holders of shares of the convertible preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the convertible preferred stock and each such other class or series of preferred stock)) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as “preferred stock directors”), until all accumulated unpaid dividends with respect to the convertible preferred stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•
a special meeting called by holders of at least 10% of the outstanding shares of the convertible preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 calendar days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 calendar days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•
each subsequent annual meeting (or special meeting held in its place) until all accumulated dividends on the convertible preferred stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

If and when all accumulated dividends on the convertible preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of the convertible preferred stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of any subsequent preferred dividend defaults) and the term of office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly. Each preferred stock director shall be entitled to one vote on any matter.
When a Supermajority Vote is Required
So long as any shares of the convertible preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the convertible preferred stock together with each other class or series of preferred stock ranking on parity with the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•
authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the convertible preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•
amend, alter or repeal the provisions of our certificate of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the convertible preferred stock; or

•
consummate a binding share exchange or reclassification involving the shares of convertible preferred stock or a merger or consolidation of us with another entity, unless either (i) the shares of convertible preferred stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of convertible preferred stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole;
provided that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock (including the convertible preferred stock), ranking equally with and/or junior to the convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution and winding-up, shall not be deemed to adversely affect the rights, preferences, privileges or voting powers of the convertible preferred stock, and shall not require the affirmative vote or consent of the holders of the convertible preferred stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the convertible preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, shall vote as a class.
Without the consent of the holders of the convertible preferred stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the convertible preferred stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the convertible preferred stock for the following purposes:

•
to cure any ambiguity, defect, inconsistency or mistake, or to correct or supplement any provision contained in the certificate of amendment establishing the terms of the convertible preferred stock that may be defective or inconsistent with any other provision contained in such certificate of amendment;

•
to make such other provisions in regard to matters or questions relating to the convertible preferred stock that is not inconsistent with the provisions of the certificate of amendment establishing the terms of the convertible preferred stock; or

•	to waive any of our rights with respect thereto;
provided that any such amendment, alteration, supplement or repeal of any terms of the convertible preferred stock effected in order to (1) conform the terms of the convertible preferred stock to the description contained in this Description of the 2019 Corporate Units, (2) implement the changes under “—Increased Dividend Rate and Increased Conversion Rate,” (3) change the earliest redemption date for the convertible preferred stock in connection with a successful remarketing, (4) irrevocably elect a settlement method or dividend payment method to apply or (5) elect for the fundamental change conversion right to apply after a successful remarketing (as well as any increase to any related table of additional shares to be added to the conversion rate, if any) shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the convertible preferred stock.
Holders of shares of the convertible preferred stock are not entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of the convertible preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.
Holders of shares of the convertible preferred stock do not have any voting rights with respect to, and the consent of the holders of shares of the convertible preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the convertible preferred stock, except as set forth above.
In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed upon proper procedures all outstanding shares of the convertible preferred stock.
Conversion Rights
General
Holders of Corporate Units do not have the right to convert their ownership interests in the convertible preferred stock that are a part of such Corporate Units. Only shares of convertible preferred stock that are not a part of Corporate Units may be so converted. Holders of such separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares into common stock (or cash or a combination of cash and common stock, at our election, unless we have previously irrevocably elected a settlement method to apply) at their option prior to November 15, 2022 only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing. In order for a holder of Corporate Units to separate their convertible preferred stock from the purchase contracts in order to convert the convertible preferred stock in connection with a fundamental change prior to a successful remarketing, the holder must either (1) create Treasury Units or (2) settle the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above. If a fundamental change occurs prior to a successful remarketing, holders of separate shares of convertible preferred stock can convert such shares at any time from or after the effective date of such transaction until 35 trading days after such effective date.
On and after November 15, 2022, holders of shares of the convertible preferred stock may, at their option, at any time and from time to time, convert some or all of their outstanding shares of the convertible preferred stock.
The conversion rate will initially be 5.2263 shares of our common stock per share of convertible preferred stock, which is equivalent to an initial conversion price of approximately $191.34 per share of our common stock. Upon conversion of the convertible preferred stock, we will settle our obligations in the manner set forth under “—Settlement Upon Conversion.”
Upon settlement of a conversion of the convertible preferred stock and except as set forth in the immediately succeeding paragraph, a holder will not receive payment of accumulated and unpaid dividends, if any, as described under “—Dividends Following a Successful Remarketing” and we will not make any payments in respect of or adjust the conversion rate to account for accumulated and unpaid dividends to the conversion date except as provided under “—Adjusted Conversion Rate Upon a Fundamental Change.”
If a holder of shares of convertible preferred stock exercises its conversion rights, on and after the conversion date, those shares will cease to cumulate dividends (if any) as of the end of the day immediately preceding the conversion date. A holder of shares of convertible preferred stock on the record date for the payment of a dividend will receive that dividend notwithstanding a conversion of the convertible preferred stock following such record date to the dividend payment date. However, convertible preferred stock surrendered for conversion after the close of business on any record date for the payment of dividends declared and before the opening of business on the dividend payment date relating to that record date must be accompanied by a payment in cash of an amount equal to the dividend payable in respect of those shares for the dividend period in which the shares are converted; provided that no such payment need be made:

•	if we have specified a redemption date that is after a dividend payment record date and on or prior to the corresponding dividend payment date; or

•	if we have specified a fundamental change conversion deadline (as defined below) that is after a dividend payment record date and on or prior to the corresponding dividend payment date.
In case any shares of convertible preferred stock are to be redeemed, the right to convert those shares of the convertible preferred stock will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the redemption date, unless we default in the payment of the redemption price of those shares of convertible preferred stock.
Adjusted Conversion Rate Upon a Fundamental Change
If a fundamental change (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above) occurs prior to a successful remarketing, a holder may elect to convert separate shares of convertible preferred stock in connection with such fundamental change (such right of conversion, the “fundamental change conversion right”). If the stock price (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares” above) is less than $191.34 (which we refer to as the “conversion price,” and which initially equals the conversion price of the convertible preferred stock), any such conversion in connection with such fundamental change will be at an adjusted conversion rate that will be equal to the $1,000 liquidation preference plus all accumulated and unpaid dividends, if any, to, but excluding such fundamental change settlement date described below (unless the conversion date for a share of convertible preferred stock occurs after the record date for the payment of declared dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by the average of the closing prices of our common stock for the five consecutive trading days ending on the second business day prior to the fundamental change settlement date (or, in the case of a fundamental change described in clause (i) of the definition of fundamental change where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock) (the “fundamental change settlement price”). Notwithstanding the foregoing, in no event will the conversion rate exceed 12.5431 shares of common stock per share of convertible preferred stock (subject to adjustment as set forth under “—Conversion Rate Adjustments” and increase as set forth under “—Increased Dividend Rate and Increased Conversion Rate”), which is equal to the $1,000 liquidation preference divided by 50% of $159.45 (the closing price of our common stock on the pricing date of this offering, which closing price we refer to as the “initial price”).
However, on and after a successful remarketing, there will be no fundamental change conversion right. We may, in connection with a remarketing, nonetheless elect for the fundamental change conversion right to apply to the terms of the convertible preferred stock, but we are not obligated to do so.
The initial price will be adjusted as of any date on which the conversion rate of the convertible preferred stock is adjusted. The adjusted initial price will equal the initial price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion price as of any time is equal to $1,000 divided by the conversion rate as of such time.
A conversion of the convertible preferred stock will be deemed for these purposes to be “in connection with” such a fundamental change (regardless of the stock price) if the conversion date occurs from, and including, the effective date of such fundamental change to, and including, the date we specified in the fundamental change company notice as the last date on which a holder of the convertible preferred stock may exercise the fundamental change conversion right for that fundamental change, which we refer to as the “fundamental change conversion deadline.” The fundamental change conversion deadline will be a date no less than 20 business days nor more than 35 business days after the effective date of such fundamental change, provided that if any purchase contracts are outstanding at the time we give the fundamental change company notice, such date shall not be less than 10 business days following the fundamental change early settlement date we specify for the purchase contracts as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”
To the extent practicable, we will provide each holder of convertible preferred stock with a notice of the anticipated effective date of a fundamental change (to the extent such anticipated effective date is expected to occur prior to a successful remarketing unless the fundamental change conversion right also applies after a remarketing as described in this Description of the 2019 Corporate Units) at least 20 business days prior to such anticipated effective date, but in any event not later than two business days following our becoming aware of the occurrence of such fundamental change. In addition, if such fundamental change occurs prior to a successful remarketing unless the fundamental change conversion right also applies after a remarketing as described in this Description of the 2019 Corporate Units, we will send a notice to holders of a fundamental change within five business days after the effective date of such fundamental change (the “fundamental change company notice”). Such fundamental change company notice will state:

•	the events constituting the fundamental change;

•	the effective date of the fundamental change;

•	the name and address of the paying agent and the conversion agent;

•
the conversion rate and any adjustment to the conversion rate that will result from the fundamental change, or if the stock price is less than the conversion price, the formula for determination of the conversion rate;

•	the procedures that the holder of the convertible preferred stock must follow to exercise the fundamental change conversion right;

•	the fundamental change conversion deadline;

•
unless we have previously irrevocably elected a settlement method to apply, the settlement method for all conversions in exercise of the fundamental change conversion right, including, in the case of combination settlement, the amount of cash per share of convertible preferred stock we will pay in settlement of any such conversions; and

•
if the stock price is less than the conversion price, the date on which all conversions in exercise of the fundamental change conversion right will be settled (the “fundamental change settlement date”), which will be the second business day immediately following the fundamental change conversion deadline.

To exercise the fundamental change conversion right, a holder of a separate share of convertible preferred stock must deliver, on or before the close of business on the fundamental change conversion deadline, the convertible preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our conversion agent. The conversion notice will state:

•	the relevant fundamental change conversion date; and

•	the number of shares of the convertible preferred stock to be converted pursuant to the fundamental change conversion right.
If the convertible preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.
If the stock price is greater than or equal to the conversion price, the convertible preferred stock as to which the fundamental change conversion right has been properly exercised will be converted into cash, shares of our common stock or a combination thereof at our election, unless we have previously irrevocably elected a settlement method to apply, in accordance with “—Settlement Upon Conversion” below. If the stock price is less than the conversion price, then notwithstanding anything to the contrary, we can elect, unless we have previously irrevocably elected a settlement method to apply, to settle conversions in connection with a valid exercise of the fundamental change conversion right through cash settlement, combination settlement or physical settlement, as follows:

•	· any such conversions will settle on the fundamental change settlement date;

•
·    if we have validly elected physical settlement, we will deliver, in respect of each share of the convertible preferred stock, a number of shares of common stock (and cash in lieu of any fractional shares) equal to the conversion rate described above;

•
if we have validly elected cash settlement, we will deliver an amount of cash per share of convertible preferred stock equal to the conversion rate described above multiplied by the fundamental change settlement price; and

•
if we have validly elected combination settlement, we will deliver, in addition to the amount of cash per share of convertible preferred stock specified in the fundamental change company notice, a number of shares of common stock (and cash in lieu of any fractional shares) equal to a fraction, the numerator of which is (i) the conversion rate described above multiplied by the fundamental change settlement price minus (ii) the amount of cash per share specified in the fundamental change company notice, and the denominator of which is the fundamental change settlement price.

If the holders of our common stock receive only cash in a reorganization event, then notwithstanding the foregoing, for all conversions in connection with a fundamental change that occur after the effective date of such transaction where the relevant stock price is less than the conversion price, the consideration due upon conversion of each such share of convertible preferred stock shall be solely cash in an amount equal to the conversion rate as modified by this “—Adjusted Conversion Rate Upon a Fundamental Change,” multiplied by the fundamental change settlement price for such transaction.
We will, to the extent applicable, comply with listing standards of the New York Stock Exchange in connection with the issuance of our common stock upon any exercise of the fundamental change conversion right.
Conversion Procedures

Holders of shares of the convertible preferred stock represented by a beneficial interest in a global security may convert their shares by complying with the depositary’s procedures and, if required, by paying any dividends as described in this Description of the 2019 Corporate Units. Holders of shares of the convertible preferred stock in certificated form may convert some or all of their shares by surrendering to us at our principal office or at the office of our conversion agent, as may be designated by our board of directors or a committee of our board of directors, the certificate or certificates, if any, for the shares of the convertible preferred stock to be converted, accompanied by a written notice stating that the holder of shares of the convertible preferred stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this Description of the 2019 Corporate Units and specifying the name or names in which the holder of shares of the convertible preferred stock wishes the certificate or certificates, if any, for the shares of our common stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of the convertible preferred stock, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of our common stock in that name or names. Other than such transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of our common stock upon conversion of shares of the convertible preferred stock. The date on which the foregoing procedures have been complied with will be deemed the “conversion date” with respect to a share of the convertible preferred stock.
As promptly as practicable after the conversion date with respect to any shares of the convertible preferred stock, we will reflect in our stock records the cancellation of the convertible preferred stock that is being converted and the issuance of such number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock are entitled as a result of the conversion, if any, as of such conversion date (in the case of any physical settlement) or the final day of the observation period (in the case of a combination settlement). In addition, if the common stock to be issued upon conversion is certificated, promptly after the issuance of the common stock certificate (or, if the convertible preferred stock is certificated, promptly after, and in any case, no later than (x) two business days after the surrender of the certificates representing the shares that are converted (in the case of physical settlement) and (y) two business days after the later of the surrender of the certificates representing the shares that are converted and the final day of the observation period (in the case of combination settlement)) we will deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock, or the transferee of the holder of such shares of the convertible preferred stock, will be entitled and (ii) if the convertible preferred stock is then certificated and if less than the full number of shares of the convertible preferred stock represented by the surrendered certificate or certificates, if any, or specified in the notice, are being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the conversion date so that the rights of the holder of shares of the convertible preferred stock as to the shares being converted will cease, except for the right to receive the shares of our common stock.
Holders of shares of the convertible preferred stock are not eligible to exercise any rights of a holder of shares of our common stock until they have converted their shares of the convertible preferred stock into shares of our common stock, if any. If more than one share of the convertible preferred stock is surrendered for conversion by the same stockholder at the same time, the number of whole shares of our common stock issuable upon conversion of those shares of the convertible preferred stock will be computed on the basis of the total number of shares of the convertible preferred stock so surrendered.
We will at all times reserve and keep available, free from preemptive rights, out of our authorized but unissued shares of capital stock, for issuance upon the conversion of shares of the convertible preferred stock, a number of authorized but unissued shares of our common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of the convertible preferred stock (assuming, for such purposes, that physical settlement is applicable to all conversions).
Before the delivery of any securities upon conversion of shares of the convertible preferred stock, we will comply with all applicable federal and state laws and regulations. All shares of our common stock delivered upon conversion of shares of the convertible preferred stock, if any, will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.
Settlement Upon Conversion
To satisfy our obligations upon a conversion, we may elect to pay or deliver, as the case may be, solely shares of our common stock, together with cash in lieu of fractional shares (“physical settlement”), solely cash (“cash settlement”) or a combination of cash and our common stock (“combination settlement”). We refer to each of these elections as a “settlement method.”
We will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions occurring on different conversion dates, except that we will use the same settlement method for (x) all conversions following our delivery of a notice of redemption to holders of the convertible preferred stock to, and including, the related redemption date, regardless of the conversion date and (y) all conversions in connection with a fundamental change. If we elect a settlement method (if we have not previously irrevocably elected a settlement method to apply), we will inform holders so converting through the conversion agent of such settlement method we have selected no later than the second business day immediately following the related conversion date; provided that (x) in the case of any conversions of convertible preferred stock called for redemption, we will elect our settlement method in the redemption notice (or, if we have previously irrevocably elected a settlement method, restate such election) and (y) in the case of a conversion in connection with a fundamental change, we will elect our settlement method in the fundamental change company notice (or, if we have previously irrevocably elected a settlement method, restate such election). If we elect or are deemed to have elected combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 liquidation preference of convertible preferred stock, such specified dollar amount will be deemed to be $1,000. If we do not timely provide notice electing a settlement method in respect of any conversion of the convertible preferred stock, we will be deemed to have elected combination settlement and the specified dollar amount per $1,000 liquidation preference of convertible preferred stock will be equal to $1,000.
Settlement amounts will be computed as follows:

•
if we elect physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to the number of shares of convertible preferred stock to be converted multiplied by the applicable conversion rate;

•
if we elect cash settlement, we will deliver to the converting holder, in respect of each $1,000 liquidation preference of the convertible preferred stock being converted, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related observation period; and

•
if we elect or are deemed to have elected combination settlement, we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 20 consecutive trading days during the observation period, will consist of:

•
cash equal to the lesser of (i) a dollar amount per share of the convertible preferred stock to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 20 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value for such trading day; and

•
to the extent the daily conversion value for such trading day exceeds the daily measurement value, a number of shares equal to (i) the difference between such daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

“Daily conversion value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common stock on such trading day.
“Observation period” means, with respect to any share of convertible preferred stock being converted, the 20 consecutive trading day period beginning on and including the second trading day after the conversion date for such share of convertible preferred stock, provided that if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the convertible preferred stock as described under “—Redemption” and prior to the relevant redemption date, the observation period shall be the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding such redemption date.
If we elect physical settlement in respect of a conversion, we will deliver the settlement amount to converting holders on the second trading day following the conversion date, but such holders will be deemed to be the owners of the shares of our common stock included in the settlement amount as of the close of business on the conversion date. If we elect cash settlement or if we elect or are deemed to have elected combination settlement, we will pay or deliver, as the case may be, the settlement amount to converting holders on the second trading day following the final trading day of the relevant observation period and such holders will be deemed to be the owners of any of the shares of our common stock included in the settlement amount on the last trading day of the relevant observation period.
Without the consent of any holder of the convertible preferred stock, we may, by notice to the holders through the conversion agent, irrevocably elect a settlement method (and, if applicable, a specified dollar amount) to apply to any conversion following such notice (unless a settlement method has previously been designated) and, subject to the foregoing, specify the effective time of such election (which, for the avoidance of doubt, may be at any time subsequent to the delivery of such notice) provided that we may make such election (i) solely for conversions in connection with a fundamental change, (ii) solely for conversions other than in connection with a fundamental change, or (iii) for both conversions in connection with a fundamental change and for such other conversions, in which case we may elect the same or different settlement method (and, if applicable, the same or different specified dollar amount) for conversions in connection with a fundamental change and for such other conversions. Our irrevocable election of a settlement method as described herein may be made by us in our sole discretion.
We will not issue fractional shares upon conversion of the convertible preferred stock. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stock on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP of our common stock on the last trading day of the relevant observation period (in the case of combination settlement).
Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of any reorganization event, at and after the effective time of such reorganization event, the conversion rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any conversion of convertible preferred stock, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. However, at and after the effective time of the reorganization event, (i) we will, subject to our ability to irrevocably elect a settlement method, continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion, as set forth under “—Conversion Rights—Settlement Upon Conversion” and (ii)(x) any amount payable in cash upon conversion as set forth under “—Conversion Rights—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion as set forth under “—Conversion Rights—Settlement Upon Conversion” will instead be deliverable in the amount and type of exchange property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP and fundamental change settlement price will be calculated based on the value of an exchange property unit that a holder of one share of our common stock would have received in such transaction. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the convertible preferred stock are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock. We will notify holders of the weighted average as soon as practicable after such determination is made. If the holders receive only cash in such transaction, then notwithstanding anything herein to the contrary for all conversions that occur after the effective date of such transaction (other than conversions in connection with a fundamental change prior to a successful remarketing where the relevant stock price is less than the conversion price) (i) the consideration due upon conversion of each share of convertible preferred stock shall be solely cash in an amount equal to the conversion rate in effect on the conversion date, multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second scheduled trading day immediately following the conversion date. In addition, we will amend the certificate of amendment (1) to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” below, (2) in the case of any transaction that results in the common equity of any entity other than us (or, for the avoidance of doubt, our successor in such transaction) being included as exchange property, (a) by replacing references to “us” or “our” (and similar references) in the definitions of “fundamental change” with references to that other entity and (b) by causing the dividend blocker provisions to apply to that other entity, with its equity securities being deemed stock ranking junior to the convertible preferred stock for this purpose and (3) to include such additional provisions to protect the interests of the holders of convertible preferred stock as our board of directors reasonably considers necessary by reason of the foregoing. We will not become party to any such transaction unless its terms are consistent with the foregoing.
In connection with any adjustment to the conversion rate described below, we will also adjust the initial dividend threshold (as defined under “—Conversion Rate Adjustments”) based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property. If the exchange property is composed solely of non-stock consideration, the initial dividend threshold will be zero.
The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events. To the extent the preceding two paragraphs apply to an event or occurrence, the provisions of “—Conversion Rate Adjustments” shall not apply to such event or occurrence.
Conversion Rate Adjustments

The applicable conversion rate shall be adjusted from time to time for any of the following events that occur following the original issue date of the convertible preferred stock:

(1)
If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 =	CR0	x	OS1
OS0
where:
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date, or the effective date of such share split or share combination; and
OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend or distribution, or the effective date of such share split or share combination.
Any adjustment made pursuant to this clause (1) shall become effective as of the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)
If we distribute to all holders of our common stock any rights, warrants or options entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 =	CR0	x	OS1 + X
OS0 + Y
where:
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;
OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the aggregate number of shares of our common stock issuable pursuant to such rights, warrants or options; and
Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options and (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on the trading day immediately preceding the date of announcement for the issuance of such rights, warrants or options.
For purposes of this clause (2), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase our common stock at less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration received by us for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by us. Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. If any right, warrant or option described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(3)(a)	If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock, excluding:

(A)	dividends, distributions, rights, warrants or options as to which an adjustment was effected in clause (1) or (2) above;
(B)    dividends or distributions paid exclusively in cash; and
(C)    spin-offs described below in this clause (3),
then the conversion rate will be increased based on the following formula:

CR1 =	CR0	x	SP0
SP0 – FMV
where
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;
SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and
FMV = the fair market value (as determined in good faith by us) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date and the ex-dividend date for such distribution.
An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective as of the open of business on the ex-dividend date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, in respect of each share of convertible preferred stock, at the same time and upon the same terms as holders of our common stock and without having to convert its shares of convertible preferred stock, the amount and kind of our capital stock, evidences of indebtedness or other assets or property of ours that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.
(b) However, if we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (which we refer to as a “spin-off”), the conversion rate in effect immediately following the 10th trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

FMV0 +
CR1 =	CR0	x	MP0
MP0
where:
CR0 = the conversion rate in effect on the 10th trading day immediately following, and including the effective date of the spin-off;
CR1 = the new conversion rate immediately after the 10th trading day immediately following (and including) the effective date of the spin-off;
FMV0 = the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after (and including) the effective date of the spin-off (the “valuation period”); and
MP0 = the average of the closing prices of our common stock over the valuation period.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of convertible preferred stock for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of convertible preferred stock for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of convertible preferred stock, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)
If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.69 per share (the “initial dividend threshold”), the conversion rate will be adjusted based on the following formula:

SP0 -
CR1 =	CR0	x	IDT
SP0 - C
where,
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution;
CR1 = the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution;
SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;
C = the amount in cash per share we distribute to holders of our common stock; and
IDT = the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero.
Any increase to the conversion rate made pursuant to this clause (4) shall become effective as of the open of business on the ex-dividend date for such dividend or distribution. If any such dividend or distribution is not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, for each share of convertible preferred stock, at the same time and upon the same terms as holders of shares of our common stock and without having to convert its shares of convertible preferred stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.
The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided that no adjustment will be made to the initial dividend threshold for any adjustment made to the conversion rate under this clause (4).

(5)
If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

AC+ (SP1 x
CR1 =	CR0	x	OS1)
OS0x SP1
where:
CR0 = the conversion rate in effect on the trading day on which such tender or exchange offer expires;
CR1 = the conversion rate in effect on the trading day immediately following the date such tender or exchange offer expires;
AC = the aggregate value of all cash and any other consideration (as determined in good faith by us) paid or payable for our common stock purchased in such tender or exchange offer;
OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);
OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and
SP1 = the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.
If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.
Any adjustment to the conversion rate made pursuant to this clause (5) shall become effective at the close of business on the trading day immediately following the date such tender offer or exchange offer expires. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.
If we have in effect a rights plan while any convertible preferred stock remains outstanding, holders of convertible preferred stock will receive, upon a conversion of convertible preferred stock, in addition to shares of our common stock, if any, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in the rights plan adopted by us have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of convertible preferred stock would not be entitled to receive any rights in respect of our common stock, if any, delivered upon conversion of convertible preferred stock, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness or other assets or property pursuant to clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its shares of the convertible preferred stock on or after such ex-

dividend date and on or prior to the related record date would be treated as the record holder of our common stock as of the related conversion date based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
In addition to the adjustments pursuant to paragraphs (1) through (5) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 business days if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the convertible preferred stock a notice of the increased conversion rate and the period during which it will be in effect at least 15 calendar days prior to the date the increased conversion rate takes effect in accordance with applicable law.
No adjustment to the conversion rate will be made if holders of the convertible preferred stock, as a result of holding the convertible preferred stock and without conversion thereof, are entitled to participate at the same time as our common stock holders participate in any of the transactions described above as if such holders of the convertible preferred stock held a number shares of our common stock equal to the conversion rate, multiplied by the number of shares of convertible preferred stock held by such holder, without having to convert their convertible preferred stock.
As used in this section and in “Description of the Purchase Contracts—Anti-dilution Adjustments” above, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
The conversion rate will not be adjusted except as specifically set forth in this “Conversion Rate Adjustments” and in “—Conversion Rights—Adjusted Conversion Rate Upon a Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•
the issuance of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of ours and the investment of additional optional amounts in shares of our common stock under any plan;

•
the issuance of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of ours;

•
the issuance of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the convertible preferred stock was first issued;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends, if any; and

•	the issuance of limited partnership units by us and the issuance of our common stock or the payment of cash upon redemption thereof.
All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. We will not be required to make an adjustment to the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments (x) when all such carried-forward adjustments aggregate to a change of at least 1% in the conversion rate and (y) regardless of whether the aggregate adjustment is less than 1% (i) on the effective date for any fundamental change, (ii) on the conversion date in respect of any shares of convertible preferred stock for which physical settlement applies and (iii) on each trading day of any observation period in respect of any conversion of convertible preferred stock for which cash settlement or combination settlement applies.
In the event of an adjustment to the conversion rate, holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.
Adjustments of Prices
Whenever any provision of the certificate of amendment requires us to calculate the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including any observation period, the five-day average price and the “stock price” and “fundamental change settlement price” (if applicable) for purposes of this “Description of the Convertible Preferred Stock” section), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.
Transfer Agent, Registrar, Paying Agent, Conversion Agent
The registrar and transfer agent for the convertible preferred stock is Computershare Trust Company, N.A. The paying agent and conversion agent for the convertible preferred stock is The Bank of New York Mellon, Trust Company, N.A.
Remarketing
The convertible preferred stock will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”
In connection with a successful remarketing:

•
the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not remarketed) may be increased as described below, the earliest redemption date may be changed to a later date and we may elect for the fundamental change conversion right to apply; and

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors, as described herein.

In order to remarket the convertible preferred stock, our board of directors may, in consultation with the remarketing agent, increase the dividend rate, increase the conversion rate of the convertible preferred stock, change the earliest redemption date to a later date and/or elect for the fundamental change conversion right to apply to the terms of the convertible preferred stock in order to produce the required price in the remarketing.
Remarketing of Shares That Are Not Included in Corporate Units
At any time prior to a remarketing, other than during a blackout period, holders of convertible preferred stock that do not underlie Corporate Units may elect to have their shares of convertible preferred stock remarketed in such remarketing in the same manner as shares of convertible preferred stock that underlie Corporate Units by delivering their shares along with a notice of this election to the custodial agent. The custodial agent will hold the shares of convertible preferred stock in an account separate from the collateral account in which the pledged securities will be held. Holders of shares of convertible preferred stock electing to have their shares remarketed will also have the right to withdraw their election at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding an optional remarketing period or the final remarketing period, as applicable. The “remarketing price per share of convertible preferred stock” means, for each share of convertible preferred stock, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of shares of convertible preferred stock included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the convertible preferred stock in an optional remarketing, the “separate convertible preferred stock purchase price” means the amount in cash equal to the product of (A) the remarketing price per share of convertible preferred stock and (B) the number of shares of convertible preferred stock included in such remarketing that are not part of Corporate Units, which will be the same price on a per share basis, as shares of convertible preferred stock remarketed as Corporate Units. In the event of a successful remarketing, proceeds from the remarketing attributable to holders of separate shares of convertible preferred stock that elected to have their shares remarketed will be remitted by the remarketing agent for the benefit of such holders on the optional remarketing settlement date (in the case of any optional remarketing) or on the purchase contract settlement date (in the case of the final remarketing).
Increased Dividend Rate and Increased Conversion Rate
In the case of a successful remarketing, the dividend rate on the convertible preferred stock may be increased (in which case holders of the convertible preferred stock would be entitled to receive cumulative dividends on their shares when, as and if declared by our board of directors out of funds legally available for the payment of dividends) and/or the conversion rate of the convertible preferred stock may be increased. The increased dividend rate and/or increased conversion rate will become effective on the settlement date of the remarketing (the “remarketing settlement date”), which will be, in the case of a successful optional remarketing, the second business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and, in the case of the final remarketing period, the purchase contract settlement date. If the dividend rate and/or the conversion rate is increased pursuant to a successful optional remarketing, the increased rate(s) will be the dividend rate and/or conversion rate determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear in order for the net remarketing proceeds of such convertible preferred stock to have an aggregate market value on the optional remarketing date of at least 100% of the aggregate of the Treasury portfolio purchase price plus the separate convertible preferred stock purchase price, if any. If the dividend rate and/or the conversion rate is increased pursuant to a successful final remarketing, the increased rate(s) will be the dividend rate and/or conversion rate determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear in order for the net remarketing proceeds to equal at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing (and, therefore, in no event will the dividend rate be less than zero).
If the convertible preferred stock is not successfully remarketed, neither the dividend rate nor the conversion rate will be increased (and, for the avoidance of doubt, the convertible preferred stock will continue to not bear any dividends).
The remarketing agent is not obligated to purchase any shares of convertible preferred stock that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of convertible preferred stock for remarketing.
Automatic Settlement Upon Failed Final Remarketing
If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all ownership interests in shares of convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, unless the holder separately cash settles purchase contracts as described below.
The ownership interest in convertible preferred stock underlying a Corporate Unit will be automatically delivered to us thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate cash only in integral multiples of 10 Corporate Units.
Payment
So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, payments on the convertible preferred stock will be made as described therein.
Form
So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate shares of convertible preferred stock will be made as described therein.
Certain Trading Characteristics
After a dividend increase remarketing, the convertible preferred stock is expected to trade at a price that takes into account the value, if any, of accumulated but unpaid dividends (except for declared dividends accrued after a record date and prior to a dividend payment date, which dividends will be payable to the holders as of the record date, as described above); thus, purchasers will not pay, and sellers will not receive, accumulated and unpaid dividends with respect to the convertible preferred stock that is not included in the trading price thereof.

Title
We and any agent of ours will treat the person or entity in whose name securities are registered as the absolute owner of those securities for the purpose of making payments and for all other purposes irrespective of notice to the contrary.
Book-Entry Issuance—The Depository Trust Company
The shares of convertible preferred stock that form a part of the Corporate Units were issued in fully registered form and are evidenced by one or more global securities held in certificated form in the name of the purchase contract agent. The shares of convertible preferred stock that do not form a part of the Corporate Units are evidenced by one or more global securities registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global securities will be deposited with the transfer agent as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” for a description of DTC.
Purchases of the convertible preferred stock under the DTC system must be made by or through direct participants, which will receive a credit for the convertible preferred stock on DTC’s records. The ownership interest of each actual purchaser of each share of convertible preferred stock (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the convertible preferred stock. Transfers of ownership interests on the convertible preferred stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in convertible preferred stock, except in the event that use of the book-entry system for the convertible preferred stock is discontinued.
To facilitate subsequent transfers, all convertible preferred stock deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the convertible preferred stock with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the convertible preferred stock; DTC’s records reflect only the identity of the direct participants to whose accounts the shares of convertible preferred stock are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the convertible preferred stock unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the shares of convertible preferred stock are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the convertible preferred stock.

Payments of dividends on the convertible preferred stock, if any, will be made to Cede & Co. (or such other nominee of DTC).
DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the transfer agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
A beneficial owner will not be entitled to receive physical delivery of the convertible preferred stock. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the convertible preferred stock.
DTC may discontinue providing its services as securities depository with respect to the convertible preferred stock at any time by giving us or the transfer agent reasonable notice. In the event no successor securities depository is obtained, certificates for the convertible preferred stock will be printed and delivered.
The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.